Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

MONTES ARCHIMEDES ACQUISITION CORP.,

RHINE MERGER SUB, INC.,

AND

ROIVANT SCIENCES LTD.

DATED AS OF MAY 1, 2021

TABLE OF CONTENTS

i

ii

ANNEXES AND EXHIBITS

Annex A	PIPE Investors

Exhibit A	Form of PIPE Subscription Agreement
Exhibit B	Form of Transaction Support Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Lock-Up Agreement
Exhibit E	Form of Company Post-Closing Bye-laws
Exhibit F	Company Shareholder Written Consent
Exhibit G	Form of Roivant Sciences Ltd. 2021 Equity Incentive Plan
Exhibit H	Company Post-Closing Employee Stock Purchase Plan Term Sheet

iii

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of May 1, 2021, is made by and among Montes Archimedes Acquisition Corp., a Delaware corporation (“MAAC”), Roivant Sciences Ltd., a Bermuda exempted limited company (the “Company”), and Rhine Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Company (“Merger Sub”). MAAC, the Company and Merger Sub shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) MAAC is a blank check company incorporated as a Delaware corporation on July 6, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a direct wholly owned Subsidiary of the Company formed for purposes of consummating the transactions contemplated by this Agreement and the applicable Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of MAAC, MAAC is required to provide an opportunity for the holders of MAAC Class A Shares to have their outstanding MAAC Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the MAAC Shareholder Approval;

WHEREAS, as of the date of this Agreement, Patient Square Capital LLC, a Delaware limited liability company (the “MAAC Sponsor”), owns 10,167,956 MAAC Class B Shares and 10,214,365 MAAC Warrants;

WHEREAS, concurrently with the execution of this Agreement, the MAAC Sponsor, MAAC and the Company are entering into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which (i) the MAAC Sponsor has agreed to, among other things, (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) subject to, and conditioned upon the occurrence of and effective as of immediately prior to, the Effective Time, waive any adjustment to the conversion ratio set forth in the Governing Documents of MAAC or any other anti-dilution or similar protection, in each case, with respect to the MAAC Class B Shares (whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise), and (c) subject to, and conditioned upon the occurrence of and effective as of immediately after, the Effective Time, subject a number Company Post-Closing Common Shares determined pursuant to the Sponsor Support Agreement to vesting requirements that are tied to the share price of the Company Post-Closing Common Shares following the Effective Time, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement and (ii) the MAAC Sponsor will, subject to, and conditioned upon the occurrence of and effective as of, the Effective Time, be granted certain registration rights with respect to its Company Post-Closing Common Shares;

WHEREAS, prior to the Closing Date or on the Closing Date prior to the Effective Time and prior to the consummation of the matters described in the following recital, the Company Non-Voting Common Shares shall be converted and redesignated into Company Voting Common Shares, in accordance with the Company Bye-Laws, on a one-for-one basis (the “Non-Voting Share Conversion”), subject to the expiration or termination of any applicable waiting period under the HSR Act with respect to the Non-Voting Share Conversion;

WHEREAS, on the Closing Date prior to the Effective Time, the Company shall (a) cause each Company Pre-Closing Common Share to be divided into a number of Company Post-Closing Common Shares equal to the Exchange Ratio and (b) amend and restate the Company Bye-Laws, in each case, on the terms and subject to the terms and conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, each of the investors set forth on Annex A hereto (collectively, the “PIPE Investors”) is entering into a subscription agreement, substantially in the form attached hereto as Exhibit A (collectively, the “PIPE Subscription Agreements”), pursuant to which, among other things, each PIPE Investor has agreed to subscribe for and purchase on the Closing Date immediately prior to the Effective Time, and MAAC has agreed to issue and sell to each such PIPE Investor on the Closing Date immediately prior to the Effective Time, the number of MAAC Class A Shares set forth in the applicable PIPE Subscription Agreement in exchange for the purchase price set forth therein (the equity financing under all PIPE Subscription Agreements, collectively, the “PIPE Financing”), in each case, on the terms and subject to the conditions set forth in the applicable PIPE Subscription Agreement;

WHEREAS, on the Closing Date, promptly following the Company Pre-Closing Steps and at the Effective Time, Merger Sub will merge with and into MAAC, with MAAC continuing as the surviving corporation in the merger and, after giving effect to such merger, (a) MAAC will be a wholly owned Subsidiary of the Company, (b) each MAAC Class A Share and each MAAC Class B Share not held by the MAAC Sponsor or its Affiliates, in each case, issued and outstanding as of immediately prior to the Effective Time (including, for the avoidance of doubt, each MAAC Class A Share issued to the PIPE Investors pursuant to the PIPE Subscription Agreements (but excluding, for the avoidance of doubt, (i) any MAAC Class A Shares and MAAC Class B Shares held by MAAC as treasury stock or by the MAAC Sponsor or its Affiliates and (ii) any MAAC Class A Shares redeemed in a MAAC Shareholder Redemption)), will be automatically converted as of the Effective Time into one Company Post-Closing Common Share, and (c) each MAAC Class B Share held by the MAAC Sponsor and its Affiliates issued and outstanding as of immediately prior to the Effective Time will be automatically converted as of the Effective Time into the number of Company Post-Closing Common Shares equal to the Sponsor Exchange Ratio, in each case, on the terms and subject to the conditions set forth in this Agreement and the applicable Ancillary Documents;

WHEREAS, concurrently with the execution of this Agreement, the Significant Company Shareholders will duly execute and deliver to MAAC and the Company a transaction support agreement, substantially in the form attached hereto as Exhibit B (collectively, the “Transaction Support Agreements”), pursuant to which, in the case of each such Transaction Support Agreement, each such Significant Company Shareholder will agree to, among other things, (i) be bound by and subject to certain covenants and agreements related to, or in furtherance of, the transactions contemplated by this Agreement and the Ancillary Documents, including the Company Pre-Closing Steps and (ii) take, or cause to be taken, any actions necessary or advisable to cause certain existing Company agreements to be terminated effective as of the Closing;

WHEREAS, concurrently with the execution of this Agreement, the Significant Company Shareholders are entering into the Third Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, certain Company Shareholders will, subject to, and conditioned upon and effective as of, the Effective Time, be granted certain registration rights with respect to their respective Company Post-Closing Common Shares, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, each of the Company, certain Company Shareholders and the MAAC Sponsor are entering into a lock-up agreement, substantially in the form attached hereto as Exhibit D (the “Lock-Up Agreement”), pursuant to which, among other things, subject to, and conditioned upon and effective as of, the Effective Time, such Company Shareholders and the MAAC Sponsor will agree not to effect any sale or distribution of all or a portion of, as applicable, the Equity Securities of the Company held by any of them during the applicable lock-up periods described therein;

WHEREAS, the board of directors of MAAC (the “MAAC Board”) has (a) determined that it is in the best interests of MAAC and its stockholders, and declared it advisable, to enter into this Agreement and the Ancillary Documents to which MAAC is or will be a party and to consummate the transactions contemplated hereby and thereby (including the Merger), (b) approved this Agreement, the Ancillary Documents to which MAAC is or will be a party and the consummation of the transactions contemplated hereby and thereby (including the Merger) and (c) recommended, among other things, approval and adoption of this Agreement, the Ancillary Documents to which MAAC is or will be a party and the consummation of the transactions contemplated by hereby or thereby (including the Merger) by the holders of MAAC Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the Company, as the sole stockholder of Merger Sub, will as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, concurrently with the execution hereof, the Company is delivering to MAAC the Company Shareholder Written Consent duly executed by the Significant Company Shareholders;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) unanimously approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby (including the Company Pre-Closing Steps and the Merger), (b) recommended, among other things, the entry into this Agreement and the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby (including the Company Pre-Closing Steps and the Merger) to the holders of the Company Pre-Closing Common Shares entitled to vote thereon for their approval and (c) given reasonable advance written notice of the Company Pre-Closing Steps and the Merger in accordance with the Company Bye-Laws to the Company Shareholders (including the “Lot Large Shareholders” (as defined therein)); and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, (b) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (c) the exchange of MAAC Class A Shares or MAAC Class B Shares for Company Post-Closing Common Shares pursuant to Section 2.1(b)(vii), other than with respect to any Pre-Closing MAAC Shareholders who are U.S. persons and who will be “five-percent transferee shareholders” within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) but who do not enter into gain recognition agreements within the meaning of Treasury Regulations Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8, qualifies for an exception to Section 367(a)(1) of the Code (clauses (a) through (c), collectively, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional MAAC SEC Reports” has the meaning set forth in Section 4.7.

“Adjusted CVAR Award” has the meaning set forth in Section 2.4(d).

“Adjusted Option” has the meaning set forth in Section 2.4(a).

“Adjusted RSU Award” has the meaning set forth in Section 2.4(c).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided that no Public Group Company shall be deemed to be an Affiliate of any Private Group Company for purposes hereof. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Trust Account Proceeds” means the aggregate cash proceeds that are or would be (assuming that the Closing occurs) released to MAAC (or any designees thereof) from the Trust Account on the Closing Date in connection with the transactions contemplated hereby (for the avoidance of doubt, (i) after giving effect to the MAAC Shareholder Redemption and (ii) excluding the proceeds of the PIPE Financing).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Ancillary Documents” means the Registration Rights Agreement, the Lock-Up Agreement, the Sponsor Support Agreement, the PIPE Subscription Agreements, the Transaction Support Agreements, the Certificate of Merger and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby (including those entered into in connection with the Company Pre-Closing Steps).

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws or Orders related to combatting bribery, corruption and money laundering.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in Hamilton, Bermuda, London, England, New York, New York and San Francisco, California are open for the general transaction of business; provided that banks shall be deemed to be generally open for the general transaction of business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

“CBA” means any collective bargaining agreement or other Contract with any labor union, labor organization, or works council.

“Certificate of Merger” has the meaning set forth in Section 2.1(b)(ii).

“Certificates” has the meaning set forth in Section 2.1(b)(vii).

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Financial Statements” has the meaning set forth in Section 3.4(b).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986.

“Companies Act” means the Bermuda Companies Act, 1981.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases the Company or all or substantially all of the assets, Equity Securities or businesses of the Company and its controlled Affiliates on a consolidated basis (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, (i) none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal and (ii) the Company’s or one of its Affiliates’ acquisition of Equity Securities of a Public Group Company that are not already owned by the Company or any issuance of Equity Securities of the Company in connection therewith shall not constitute a Company Acquisition Proposal.

“Company Additional Capitalization Representations” means the representations and warranties set forth in the first two sentences of Section 3.2(a) and Section 3.2(c) (Capitalization of the Group Companies).

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Bye-Laws” means the eighth amended and restated bye-laws of the Company, adopted on June 17, 2020.

“Company Common Shares” means (a) prior to the consummation of the Company Pre-Closing Steps, the Company Pre-Closing Common Shares, and (b) from and after the consummation of the Company Pre-Closing Steps, means the Company Post-Closing Common Shares. Any reference to the Company Common Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.

“Company CVAR Award” means, as of any determination time, each capped value appreciation right with respect to Company Common Shares that is outstanding and granted under a Company Equity Plan.

“Company D&O Persons” has the meaning set forth in Section 5.15(a).

“Company Designee” has the meaning set forth in Section 5.16(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to MAAC by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option, each Company RSU Award, each Company Restricted Common Share, each Company CVAR Award and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of the Company under any Company Equity Plan or otherwise that is outstanding as of such time of determination.

“Company Equity Plan” means each of (a) the Roivant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan, (b) the Roivant Sciences Ltd. Amended and Restated 2015 Restricted Stock Unit Plan and (c) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of the Company or benefits measured in whole or in part by reference to Equity Securities of the Company.

“Company Equityholders” means, collectively, the Company Shareholders and the holders of Company Equity Awards as of any determination time prior to the Effective Time.

“Company Expenses” means, as of any determination time and without duplication, the aggregate amount of fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of, and that are due and payable by (and not otherwise expressly allocated to MAAC pursuant to the terms of this Agreement or any Ancillary Document) any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of any Group Company, (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document and (c) fifty percent (50%) of the expenses incurred in connection with the filing of the Registration Statement / Proxy Statement with the SEC and the printing and mailing of the Registration Statement / Proxy Statement to holders of MAAC Shares. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any MAAC Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by MAAC pursuant to this Agreement or any Ancillary Document.

“Company Financial Statements” has the meaning set forth in Section 3.4(a).

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a) and Section 3.2(d) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) (No Company Material Adverse Effect) and Section 3.18 (Brokers).

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by a Private Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that are licensed to any Group Company.

“Company Material Adverse Effect” means any change, event, development, effect or occurrence that, individually or in the aggregate with any other change, event, development, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets or financial condition of the Group Companies, taken as a whole, or (b) the ability of the Company or Merger Sub to consummate the transactions contemplated by this Agreement to occur on the Closing Date (including the Company Pre-Closing Steps and the Merger); provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, development, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, development, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, or (ix) any regulatory, preclinical, clinical, pricing or reimbursement changes, effects, developments or occurrences arising after the date hereof and relating to or affecting any Company Product (including (A) any suspension, rejection, refusal of, request to refile or any delay in obtaining or making any regulatory application or filing relating to any Company Product, (B) any negative regulatory actions, requests, recommendations or decisions of any Governmental Entity relating to any Company Product or the manufacture thereof, or any other regulatory or preclinical or clinical development relating to any Company Product, (C) any preclinical or clinical studies, trials, tests, results or adverse events, or announcements of any of the foregoing, with respect to any Company Product, (D) any delay, hold or termination of any preclinical or clinical study, trial or test or any delay, hold or termination of any planned application for investigational new drug application or application for marketing approval with respect to any Company Product, (E) any preclinical or clinical studies, trials, tests, results or adverse events, or announcements of any of the foregoing, with respect to any product or product candidate competitive with or related to any Company Product, (F) FDA approval (or other preclinical or clinical or regulatory developments), market entry or threatened market entry of any product or product candidate competitive with or related to any Company Product or (G) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations, payors, Governmental Entities or representatives of the foregoing, or any panel or advisory body empowered or appointed thereby, relating to any Company Product or any products or product candidates of any competitors of the Company), in each case, as applicable and solely to the extent not resulting from or arising out of any fraud or intentional and material violation of any applicable Public Health Law or Order by any Group Company; provided, however, that (A) any change, event, development, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, development, effect or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate and (B) in no event shall (x) any change, event, development, effect or occurrence to the extent relating to MAAC, (y) any MAAC Shareholder Redemption, in and of itself, or (z) any failure, in and of itself, by a PIPE Investor to fulfill its obligations under a PIPE Subscription Agreement constitute a Company Material Adverse Effect.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliate, Representative, equityholder, successor, heir or permitted assign of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Non-Voting Common Shares” means non-voting common shares, par value $0.0000001 per share, of the Company.

“Company Option” means, as of any determination time, each option to purchase Company Common Shares (including, for the avoidance of doubt, each option subject to any performance-based or liquidity-based vesting conditions) that is outstanding and unexercised and granted under a Company Equity Plan.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by any of the Group Companies.

“Company Post-Closing Bye-Laws” has the meaning set forth in Section 2.1(a).

“Company Post-Closing Common Shares” means common shares of the Company, with a par value equal to the par value of the Company Pre-Closing Common Shares divided by the Exchange Ratio.

“Company Post-Closing Employee Stock Purchase Plan” has the meaning set forth in Section 5.18.

“Company Post-Closing Incentive Equity Plan” has the meaning set forth in Section 5.18.

“Company Pre-Closing Common Shares” means, collectively, the Company Non-Voting Common Shares and the Company Voting Common Shares.

“Company Pre-Closing Steps” has the meaning set forth in Section 2.1(a).

“Company Product” means each product candidate, product or platform that is being or has been researched, tested, developed, manufactured, distributed, sold, promoted, advertised or marketed by or on behalf of the Group Companies.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by any Group Company.

“Company Related Party” has the meaning set forth in Section 3.20.

“Company Related Party Transactions” has the meaning set forth in Section 3.20.

“Company Restricted Common Shares” means restricted Company Common Shares outstanding and granted under a Company Equity Plan or otherwise.

“Company RSU Award” means, as of any determination time, each restricted stock unit award with respect to Company Common Shares outstanding and granted under a Company Equity Plan.

“Company Shareholder Written Consent” has the meaning set forth in Section 5.13.

“Company Shareholders” means, collectively, the holders of Company Common Shares as of any determination time prior to the Effective Time.

“Company Shareholders Agreements” means, collectively, (a) the Sixth Amended and Restated Shareholders Agreement, dated June 17, 2020, by and among the Company and the Company Shareholders party thereto, (b) the Second Amended and Restated Registration Rights Agreement, dated September 6, 2017, by and among the Company and the Company Shareholders party thereto, and (c) the Agreement Regarding 2018 Equity Raise, dated as of September 26, 2018, by and among the Company and the Company Shareholders party thereto.

“Company Voting Common Shares” means common shares, par value $0.0000001 per share, of the Company (including, for the avoidance of doubt, the Company Restricted Common Shares).

“Company Warrant” has the meaning set forth in Section 2.1(b)(viii).

“Confidentiality Agreement” means that certain Nondisclosure Agreement, dated October 26, 2020, between Roivant Sciences, Inc. and MAAC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent, grant, clearance, permission or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“Datavant” has the meaning set forth in the definition of “Subsidiary.”

“Designated Individuals” means the individuals listed on Section 1.1 of the Company Disclosure Schedules.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Disclosed Subscription Agreements” has the meaning set forth in Section 4.20.

“Effective Time” has the meaning set forth in Section 2.1(b)(ii).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), each equity or equity-based, deferred compensation, severance, retention, bonus, incentive, retirement, retiree or post-employment welfare, vacation, and other benefit or compensatory plan, program, policy or Contract that any Private Group Company maintains, sponsors or contributes to, or under or with respect to which any Private Group Company has any Liability, other than (i) any plan, program, policy or Contract sponsored, maintained or entered into by a Public Group Company or (ii) any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Ex-Im Laws” means all applicable Laws and Orders relating to export, re-export, transfer and import controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, and Laws administered by the U.S. Customs and Border Protection.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means 2.9262.

“FDA” means the U.S. Food and Drug Administration.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Foreign and Domestic Approval Laws” has the meaning set forth in Section 3.5(a).

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Private Group Companies for its current or former employees, officers, directors or other individual service providers located outside of the United States.

“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly made by such Party in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party to induce it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, entering into this Agreement, and (e) another Party suffering damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a Bermuda exempted company are its certificate of incorporation, memorandum of association and bye-laws.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

“Group Companies” means, collectively, the Company and each of its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance or waste that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Incentive Stock Option” means a Company Option intended to be an “incentive stock option” (as defined in Section 422 of the Code).

“Intellectual Property Rights” means all intellectual property rights created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential proprietary information, including inventions and formulae, whether patentable or not; (e) intellectual property rights in or to Software; and (f) any other intellectual property or proprietary rights protectable or arising under any Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 8.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, Order, regulation or other legally binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in the definition of “Real Property Leases.”

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking. Notwithstanding the foregoing or anything to the contrary herein, Liability shall not include any Company Expenses or MAAC Expenses.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“MAAC” has the meaning set forth in the introductory paragraph to this Agreement.

“MAAC Acquisition Proposal” means any transaction or series of related transactions constituting a “Business Combination” (as defined in MAAC’s Governing Documents). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a MAAC Acquisition Proposal.

“MAAC Board” has the meaning set forth in the recitals to this Agreement.

“MAAC Board Recommendation” has the meaning set forth in Section 5.8.

“MAAC Class A Shares” means shares of Class A common stock, par value $0.0001 per share, of MAAC.

“MAAC Class B Shares” means shares of Class B common stock, par value $0.0001 per share, of MAAC.

“MAAC D&O Persons” has the meaning set forth in Section 5.14(a).

“MAAC Designee” has the meaning set forth in Section 5.16(b).

“MAAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by MAAC on the date of this Agreement.

“MAAC Expenses” means, as of any determination time and without duplication, the aggregate amount of fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of, and that are due and payable by (and not otherwise expressly allocated to the Company or any Company Equityholder pursuant to the terms of this Agreement or any Ancillary Document) MAAC in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of MAAC (including with respect to the PIPE Financing), (b) any other fees, expenses, commissions or other amounts that are expressly allocated to MAAC pursuant to this Agreement or any Ancillary Document and (c) fifty percent (50%) of the expenses incurred in connection with the filing of the Registration Statement / Proxy Statement with the SEC and the printing and mailing of the Registration Statement / Proxy Statement to holders of MAAC Shares. Notwithstanding the foregoing or anything to the contrary herein, MAAC Expenses shall not include any Company Expenses or any fees, expenses, commissions or other amounts that are expressly contemplated to be allocated to and paid by the Company, Merger Sub or any Company Equityholder pursuant to this Agreement or any Ancillary Document.

“MAAC Financial Statements” means all of the financial statements of MAAC included in the MAAC SEC Reports.

“MAAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of MAAC), Section 4.8 (Trust Account) and Section 4.9 (No MAAC Material Adverse Effect).

“MAAC Material Adverse Effect” means any change, event, development, effect or occurrence that, individually or in the aggregate with any other change, event, development, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets or financial condition of MAAC, taken as a whole, or (b) the ability of MAAC to consummate the transactions contemplated by this Agreement to occur on the Closing Date (including the Merger); provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a MAAC Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, development, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, development, effect or occurrence that is generally applicable to the industries or markets in which MAAC operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of MAAC with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by MAAC to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing or (ix) any change, event, development, effect or occurrence that is generally applicable to “SPACs”; provided, however, that (A) any change, event, development, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or clause (ix) may be taken into account in determining whether a MAAC Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, development, effect or occurrence has or has had a disproportionate adverse effect on MAAC relative to other “SPACs,” and (B) in no event shall (x) any change, event, development, effect or occurrence to the extent relating to any of the Group Companies, (y) any MAAC Shareholder Redemption, in and of itself, or (z) any failure, in and of itself, by a PIPE Investor to fulfill its obligations under a PIPE Subscription Agreement constitute a MAAC Material Adverse Effect.

“MAAC Non-Party Affiliates” means, collectively, MAAC, the MAAC Sponsor and each of their respective former, current or future Affiliates and Representatives and any former, current or future equityholders, successors, heirs or permitted assigns of any of the foregoing.

“MAAC Related Party” has the meaning set forth in Section 4.11.

“MAAC Related Party Transactions” has the meaning set forth in Section 4.11.

“MAAC SEC Reports” has the meaning set forth in Section 4.7.

“MAAC Shareholder Approval” means, collectively, the Required MAAC Shareholder Approval and the Other MAAC Shareholder Approval.

“MAAC Shareholder Redemption” means the right of the holders of MAAC Class A Shares to redeem all or a portion of their MAAC Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of MAAC, which shall be effected solely out of the Trust Account.

“MAAC Shareholders Meeting” has the meaning set forth in Section 5.8.

“MAAC Shares” means, collectively, the MAAC Class A Shares and the MAAC Class B Shares.

“MAAC Sponsor” has the meaning set forth in the recitals to this Agreement.

“MAAC Sponsor Consent” means that certain letter agreement, dated as of the date hereof, by and between MAAC and the MAAC Sponsor, pursuant to which the MAAC Sponsor consented to the entry by MAAC into this Agreement.

“MAAC Sponsor Specified Provisions” has the meaning set forth in Section 8.3.

“MAAC Warrant Agreement” means the Warrant Agreement, dated as of October 6, 2020, by and between MAAC and the Continental Stock Transfer & Trust Company.

“MAAC Warrants” means each warrant (or fraction of a warrant) to purchase one MAAC Class A Share at an exercise price of $11.50 per share, subject to adjustment in accordance with the MAAC Warrant Agreement (including, for the avoidance of doubt, each such warrant held by the MAAC Sponsor).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger” has the meaning set forth in Section 2.1(b).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Merger Sub Shareholder Approval” has the meaning set forth in Section 5.9.

“Merger Sub Shareholder Approval Deadline” has the meaning set forth in Section 5.9.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.8.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Non-Voting Share Conversion” has the meaning set forth in the recitals to this Agreement.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other MAAC Shareholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of MAAC Shares entitled to vote thereon, whether in person or by proxy at the MAAC Shareholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of MAAC and applicable Law.

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means any approvals, authorizations, clearances, consents, exemptions, licenses, qualifications, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP; (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP; (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property; (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property; (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable; (f) grants by any Group Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business; (g) Liens arising under the Governing Documents of the Group Companies or the Company Shareholders Agreements; (h) Liens in favor of any Group Company and (i) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity (including a Governmental Entity), whether or not a legal entity.

“Personal Data” means any data or information that (a) can, alone or when combined with other information, identify a natural person, or (b) is otherwise considered “personally identifiable information,” “personal information,” or “personal data” as those terms are defined under applicable Laws relating to data privacy or data protection.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“PIPE Subscription Agreements” has the meaning set forth in the recitals to this Agreement.

“Pre-Closing MAAC Shareholders” means the holders of MAAC Shares as of any determination time prior to the Effective Time.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.21(a).

“Privacy and Security Requirements” means any of the following to the extent relating to the collection, processing, use, protection, security, transfer, distribution, or disposition of Personal Data or otherwise relating to data-related notifications: (a) all applicable Laws; (b) each Private Group Company’s own external-facing privacy policies; (c) any other industry standard to which any Private Group Company is bound; and (d) applicable provisions of Contracts to which any Private Group Company is a party.

“Private Group Companies” means, collectively, the Company and its Subsidiaries, other than the Public Group Companies.

“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, claim, complaint (including a qui tam complaint), charge, subpoena, civil investigative demand, inquiry, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving or on behalf of any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18(a).

“Public Group Companies” means, collectively, each Subsidiary of the Company whose common stock (or similar Equity Securities) is listed on a U.S. national securities exchange and each of their respective Subsidiaries.

“Public Group Company SEC Reports” has the meaning set forth in Section 3.26(a).

“Public Health Laws” means all applicable Laws relating to the research, development, pre-clinical testing, clinical testing, manufacture, production, analysis, distribution, importation, exportation, use, handling, quality, sale or promotion of any drug, biological product or medical device (including any ingredient or component of the foregoing products), including (a) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), (b) the Public Health Service Act (42 U.S.C. § 201 et seq.), and the regulations administered, issued, or promulgated by FDA thereunder, (c) the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), and any other foreign, federal, and state Laws relating to governmental healthcare programs, (d) foreign, federal, and state criminal or civil healthcare Laws related to fraud and abuse, false claims and anti-kickback Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a- 7(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. §1320a-7b(a)), criminal Laws relating to healthcare fraud and abuse, including 18 U.S.C. §§ 286, 287 and 1001, Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a)), (e) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (f) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §1320d et seq.), as amended by the Health Information and Technology for Economic and Clinical Health Act of 2009, and any comparable foreign and state Laws related to privacy, data protection and information security, and (g) each similar applicable federal, state or foreign Law.

“Public Software” means any Software that contains, includes or incorporates any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form, (b) be licensed for purposes of making derivative works, or (c) be redistributable at no, or a nominal, charge.

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any Private Group Company leases, sub-leases or otherwise occupies any real property leased, subleased, licensed, or similarly used or occupied by any of the Private Group Companies (the “Leased Real Property”).

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” means a registration statement of the Company on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus of the Company to be used as a proxy statement of MAAC.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required MAAC Shareholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of MAAC Shares entitled to vote thereon, whether in person or by proxy at the MAAC Shareholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of MAAC and applicable Law.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal and the Nasdaq Proposal.

“Sanctioned Person” means a Person (a) named on any Sanctions- or Ex-Im Laws-related list of designated or blocked Persons maintained by a Governmental Entity, (b) located, organized or resident in a country or territory which is itself the subject of or target of any comprehensive Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria), or (c) an entity owned, directly or indirectly, or controlled by one or more of the foregoing.

“Sanctions” means any Law or Order imposing or relating to economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the MAAC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Significant Company Shareholders” means the Large Lot Shareholders (as defined in the Company Bye-Laws) and Vivek Ramaswamy.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; and (b) documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor Exchange Ratio” shall have the meaning set forth in the Sponsor Support Agreement.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and, for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation); provided that Datavant Holdings, Inc. and each of its Subsidiaries (collectively, “Datavant”) shall not be deemed a Subsidiary of the Company. The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Company” has the meaning set forth in Section 2.1(b)(i).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes, charges, imposts, fees, levies or assessments of any kind whatsoever, in each case in the nature of a tax, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Tax Authority with respect thereto, and including any Liability for any of the aforementioned as transferee or successor.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes that are filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transaction Payment” means (a) when used in reference to any Group Company, any success, change of control, retention, transaction bonus or other similar payment or amount to any current or former officer, director or employee of any Group Company or any other Company Related Party that would (either alone or when combined with one or more additional circumstances, matters or events) become payable as a result of or in connection with the transactions contemplated by this Agreement or the Ancillary Documents or (b) when used in reference to MAAC, any success, change of control, retention, transaction bonus or other similar payment or amount to any current or former officer, director or employee of MAAC or any other MAAC Related Party that would (either alone or when combined with one or more additional circumstances, matters or events) become payable as a result of or in connection with the transactions contemplated by this Agreement or the Ancillary Documents.

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transfer Agent” has the meaning set forth in Section 2.5.

“Transfer Agent Agreement” has the meaning set forth in Section 2.5.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Unvested Company CVAR Award” means each Company CVAR Award outstanding as of immediately prior to the Company Pre-Closing Steps that is not a Vested Company CVAR Award.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Company Pre-Closing Steps that is not a Vested Company Option.

“Unvested Company RSU Award” means each Company RSU Award outstanding as of immediately prior to the Company Pre-Closing Steps that is not a Vested Company RSU Award.

“Vested Company CVAR Award” means each Company CVAR Award outstanding as of immediately prior to the Company Pre-Closing Steps that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Company Pre-Closing Steps that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby.

“Vested Company RSU Award” means each Company RSU Award outstanding as of immediately prior to the Company Pre-Closing Steps that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988 as well as similar foreign, state or local Laws.

“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

ARTICLE 2

MERGER

Section 2.1 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a) Company Pre-Closing Steps and Share Conversion. On the Closing Date prior to the Effective Time, the Company shall cause (i) a subdivision of the Company Pre-Closing Common Shares to be consummated such that each Company Pre-Closing Common Share shall be divided into a number of Company Post-Closing Common Shares equal to the Exchange Ratio and the par value of each Company Post-Closing Common Share shall be equal to the then-current par value divided by the Exchange Ratio, (ii) the Company Bye-Laws to be amended and restated to be in substantially the form attached hereto as Exhibit E (the “Company Post-Closing Bye-Laws”) and (iii) the transactions set forth in Section 2.4 to occur (the transactions described in the foregoing clauses (i) through (iii), collectively, the “Company Pre-Closing Steps”). The Company shall also cause the Non-Voting Share Conversion to occur prior to the Effective Time, subject to the expiration or termination of any applicable waiting period under the HSR Act with respect to the Non-Voting Share Conversion. In the event that any applicable waiting period under the HSR Act with respect to the Non-Voting Share Conversion has not expired or been terminated as of the date of satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing), then the Parties shall appropriately modify the Company Post-Closing Bye-Laws that will become effective on the Closing Date immediately prior to the Effective Time in accordance herewith to provide for a separate class of common shares of the Company that are identical to the Company Post-Closing Common Shares, except that they are not entitled to voting rights, with such modified Company Post-Closing Bye-Laws being in a form mutually agreed to by MAAC and the Company (such agreement not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, the Non-Voting Share Conversion shall not be a condition to any Party’s obligation to consummate the Closing.

(b) The Merger.

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date promptly following the consummation of the Company Pre-Closing Steps, Merger Sub shall merge with and into MAAC (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and MAAC shall continue as the surviving corporation of the Merger (the “Surviving Company”).

(ii) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Parties shall cause a certificate of merger relating to the Merger, in a form reasonably satisfactory to the Company and MAAC (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by the Company and MAAC and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) From and after the Effective Time, the Merger shall have the effects set forth in this Agreement, in the Certificate of Merger and in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of MAAC and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of MAAC and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(iv) At the Effective Time, by virtue of the Merger, the certificate of incorporation of MAAC shall be amended and restated to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time and, as so amended and restated, shall be the certificate of incorporation of the Surviving Company until thereafter amended in accordance with its terms as provided therein and by the DGCL, except that the name of the Surviving Company reflected therein shall be a name that is determined by the Company prior to the Closing (which name does not reference “Montes Archimedes”). At the Effective Time, the bylaws of MAAC shall be amended to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time and, as so amended, shall be the bylaws of the Surviving Company until thereafter amended in accordance with their terms as provided therein, the Governing Documents of the Surviving Company and the DGCL, except that the name of the Surviving Company reflected therein shall be a name that is determined by the Company prior to the Closing (which name does not reference “Montes Archimedes”).

(v) At the Effective Time, the persons serving as the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company from and after the Effective Time until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal in accordance with the Governing Documents of the Surviving Company, or as otherwise provided by the DGCL.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company.

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, (A) each (x) MAAC Class A Share and (y) each MAAC Class B Share that is not held by the MAAC Sponsor or any of its Affiliates (other than the MAAC Class A Shares and MAAC Class B Shares canceled and extinguished pursuant to Section 2.1(b)(ix)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into one Company Post-Closing Common Share and (B) each MAAC Class B Share issued and outstanding and held by the MAAC Sponsor or any of its Affiliates as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the number of Company Post-Closing Common Shares equal to the Sponsor Exchange Ratio; provided that for the avoidance of doubt, a number of Company Post-Closing Common Shares owned by the MAAC Sponsor or any of its Affiliates, determined pursuant to the Sponsor Support Agreement, shall become subject to the vesting and other terms and conditions set forth in the Sponsor Support Agreement at the Effective Time. As of the Effective Time, all MAAC Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter represent the number of Company Post-Closing Common Shares into which such MAAC Shares were converted pursuant to this Agreement. From and after the Effective Time, each Pre-Closing MAAC Shareholder’s certificate(s) (the “Certificates”), if any, evidencing ownership of MAAC Shares and MAAC Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such MAAC Shares, except as otherwise expressly provided for herein or under applicable Law.

(viii) At the Effective Time, each MAAC Warrant that is outstanding immediately prior to the Effective Time shall, by its terms, convert automatically into the right to acquire Company Post-Closing Common Shares on the terms and subject conditions set forth in the MAAC Warrant Agreement as in effect immediately prior to the Effective Time (each, a “Company Warrant”); provided that, for the avoidance of doubt, each Company Warrant shall, from and after the Effective Time, (x) represent the right to acquire the number of Company Post-Closing Common Shares equal to the number of MAAC Shares subject to the underlying MAAC Warrant immediately prior to the Effective Time, and (y) have an exercise price of $11.50 per whole warrant to purchase one Company Post-Closing Common Share.

(ix) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each MAAC Share held immediately prior to the Effective Time by MAAC as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2 Closing of the Transactions Contemplated by this Agreement. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date and/or time as MAAC and the Company may agree in writing (the date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”).

Section 2.3 Fractional Shares. Notwithstanding the foregoing or anything to the contrary herein, no fractional Company Post-Closing Common Shares shall be issued in connection with the transactions contemplated hereby. Except with respect to Company Equity Awards, all fractional Company Post-Closing Common Shares that each Company Equityholder will have a right to receive in connection with the Company Pre-Closing Steps, as well as all fractional Company Post-Closing Common Shares that the MAAC Sponsor and its Affiliates as holders of MAAC Class B Shares will have a right to receive in connection with the Merger, shall be aggregated and, if a fractional share results from such aggregation, such fractional share shall be rounded down to the nearest whole share.

Section 2.4 Treatment of Company Equity Awards.

(a) On the Closing Date prior to the Closing (and as part of, for the avoidance of doubt, the Company Pre-Closing Steps), each Company Option (whether a Vested Company Option or an Unvested Company Option) shall be adjusted in accordance with the applicable Company Equity Plan into an option to purchase Company Post-Closing Common Shares (each, an “Adjusted Option”) in an amount and at an exercise price determined pursuant to this Section 2.4(a). Each Adjusted Option shall: (i) be exercisable for, and represent the right to purchase, a number of Company Post-Closing Common Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the number of Company Pre-Closing Common Shares subject to the corresponding Company Option immediately prior to the consummation of the Company Pre-Closing Steps, by (B) the Exchange Ratio, and (ii) have an exercise price per Company Post-Closing Common Share (rounded up to the nearest whole cent) subject to such Adjusted Option equal to the quotient obtained by dividing (A) the exercise price per Company Pre-Closing Common Share applicable to the corresponding Company Option immediately prior to the consummation of the Company Pre-Closing Steps, by (B) the Exchange Ratio. Such conversion shall occur in a manner intended to comply with (x) the requirements of Section 409A of the Code and (y) in the case of any Adjusted Option that is an Incentive Stock Option, the requirements of Section 424 of the Code. Except as otherwise set forth in this Section 2.4(a), each Adjusted Option shall continue to have, and be subject to, the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) as applied to the corresponding Company Option immediately prior to such adjustment. For the avoidance of doubt, the rounding of any shares pursuant to this Section 2.4(a) shall be determined on an award-by-award basis.

(b) On the Closing Date prior to the Closing (and as part of, for the avoidance of doubt, the Company Pre-Closing Steps), each Vested Company RSU Award shall be adjusted in accordance with the applicable Company Equity Plan into a number of Company Post-Closing Common Shares (rounded down to the nearest whole share) equal to (i) the product obtained by multiplying (A) the number of Company Pre-Closing Common Shares subject to the corresponding Vested Company RSU Award immediately prior to the consummation of the Company Pre-Closing Steps, by (B) the Exchange Ratio, minus (ii) that number of Company Post-Closing Common Shares with a fair market value equal to all required withholding taxes due upon settlement of such Vested Company RSU Award, as determined in accordance with the applicable Company Equity Plan and award (or similar) agreement. For the avoidance of doubt, the rounding of any shares pursuant to this Section 2.4(b) shall be determined on an award-by-award basis.

(c) On the Closing Date prior to the Closing (and as part of, for the avoidance of doubt, the Company Pre-Closing Steps), each Unvested Company RSU Award shall be adjusted in accordance with the applicable Company Equity Plan into a restricted stock unit award (each, an “Adjusted RSU Award”) with respect to a number of Company Post-Closing Common Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the number of Company Pre-Closing Common Shares subject to the corresponding Unvested Company RSU Award immediately prior to the consummation of the Company Pre-Closing Steps, by (B) the Exchange Ratio. Except as otherwise set forth in this Section 2.4(c), each Adjusted RSU Award shall continue to have, and be subject to, the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) as applied to the corresponding Unvested Company RSU Award immediately prior to such adjustment. For the avoidance of doubt, the rounding of any shares pursuant to this Section 2.4(c) shall be determined on an award-by-award basis.

(d) On the Closing Date prior to the Closing (and as part of, for the avoidance of doubt, the Company Pre-Closing Steps), each Company CVAR Award (whether a Vested Company CVAR Award or an Unvested Company CVAR Award) shall be adjusted in accordance with the applicable Company Equity Plan into a capped value appreciation right with respect to Company Post-Closing Common Shares (each, an “Adjusted CVAR Award”) in an amount and at a hurdle price determined pursuant to this Section 2.4(d). Each Adjusted CVAR Award shall (i) be with respect to a number of Company Post-Closing Common Shares (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the number of Company Pre-Closing Common Shares subject to the corresponding Company CVAR Award immediately prior to the consummation of the Company Pre-Closing Steps, by (B) the Exchange Ratio, and (ii) have a (A) hurdle price per Company Post-Closing Common Share, (B) a “knock-in” price per Company Post-Closing Common Share (if applicable) and (C) value cap price per Company Post-Closing Common Share (in each case, rounded up to the nearest whole cent) subject to such Adjusted CVAR Award equal to the quotient obtained by dividing (A) the hurdle price per Company Pre-Closing Common Share, “knock-in” price per Company Pre-Closing Common Share (if applicable) and value cap price per Company Pre-Closing Common Share applicable to the corresponding Company CVAR Award immediately prior to the consummation of the Company Pre-Closing Steps, respectively, by (B) the Exchange Ratio. Except as otherwise set forth in this Section 2.4(d), each Adjusted CVAR Award shall continue to have, and be subject to, the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) as applied to the corresponding Company CVAR Award immediately prior to such adjustment. For the avoidance of doubt, the rounding of any shares pursuant to this Section 2.4(d) shall be determined on an award-by-award basis.

(e) After giving effect to this Section 2.4, and upon the approval of the Company Post-Closing Incentive Equity Plan in accordance with Section 5.18 of this Agreement, effective as of the Closing, no further grants or issuances shall be made under any of the Company Equity Plans (other than, for the avoidance of doubt, (x) issuances pursuant to awards outstanding as of the Closing Date under the Company Equity Plans (as adjusted pursuant to this Section 2.4) and (y) grants or issuances pursuant to the Company Post-Closing Incentive Equity Plan and the Company Post-Closing Employee Stock Purchase Plan).

(f) Prior to the Closing, the Company shall take, or cause to be taken, all necessary actions under the Company Equity Plans, under the underlying grant, award or similar agreement and otherwise to give effect to the provisions of this Section 2.4.

Section 2.5 Transfer Agent Matters. At least three (3) Business Days prior to the effectiveness of the Registration Statement / Proxy Statement, the Company shall appoint a transfer agent (the “Transfer Agent”) and, if required by the Transfer Agent, enter into a transfer agent agreement with the Transfer Agent (the “Transfer Agent Agreement”) in a form and substance that is reasonably acceptable to MAAC (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its Affiliates) shall be deemed to be acceptable to MAAC and any Transfer Agent Agreement in substantially the same form as the transfer agent agreement between MAAC and Continental Stock Transfer & Trust Company as of the date hereof shall be deemed to be acceptable to MAAC). The Company and MAAC shall each take, or cause to be taken, all necessary or reasonably advisable actions in order to appropriately reflect the Company Post-Closing Common Shares issued pursuant to, or as a result of, the transactions contemplated by this Agreement and the Ancillary Documents and outstanding immediately after the Effective Time, including taking any necessary or reasonably advisable actions vis-à -vis MAAC’s existing transfer agent or the Transfer Agent, and the Company and MAAC shall each reasonably cooperate with the other and the Transfer Agent in connection with the foregoing.

Section 2.6 Withholding. MAAC, the Company and the Transfer Agent (and their respective Representatives) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so deducted and withheld and duly paid over to the appropriate Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding), as reasonably requested by the relevant Party.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES RELATING

TO THE GROUP COMPANIES

Subject to Section 8.8, except (a) as set forth in the Company Disclosure Schedules, or (b) solely in the case of the Public Group Companies, as set forth in any Public Group Company SEC Reports publicly available as of the date hereof (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), the Company and Merger Sub each hereby represents and warrants to MAAC as follows:

Section 3.1 Organization and Qualification.

(a) The Company is an exempted limited company duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of Bermuda. The Company has the requisite exempted company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of the Company and the Company Shareholders Agreements have been made available to MAAC, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Shareholders Agreements are in full force and effect, the Company is not in material breach or violation of any provision set forth in its Governing Documents and the Company is not in material breach or violation of the Company Shareholders Agreements.

(c) Each Group Company (other than the Company) is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Each Group Company (other than the Company) has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(d) True and complete copies of the Governing Documents of each Private Group Company (other than the Company) have been made available to MAAC, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of each Group Company (other than the Company) are in full force and effect and none of the Group Companies is in material breach or material violation of any provision set forth in its Governing Documents.

(e) Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of April 30, 2021 (the “Designated Capitalization Date”) of (i) the aggregate number and class, series or type (as applicable) of all of the Equity Securities of the Company issued and outstanding and (ii) the identity of the Persons that are the owners of one percent (1.0%) or more of the issued and outstanding Company Pre-Closing Common Shares. Except for (x) the aggregate number of Equity Securities of the Company and the Company Equity Awards outstanding as set forth on Section 3.2(a) of the Company Disclosure Schedules, (y) those Equity Securities of the Company issued or granted during the period beginning on the day after the Designated Capitalization Date and ending on the date of this Agreement that would, assuming such issuance or grant occurred during the period from the date of this Agreement until the Closing, be permitted by Section 5.1(b)(v) or Section 5.1(b)(vi) (provided that, for purposes of clause (3) and (4) of Section 5.1(b)(vi), no such issuances or grants are to any Designated Individual or Affiliated Shareholder), and (z) the exercise, vesting, settlement or forfeiture of any Company Equity Awards outstanding as of the Designated Capitalization Date during the period beginning on the day after Designated Capitalization Date and ending on the date of this Agreement, the Company has no outstanding Equity Securities as of the date hereof. All of the Company Pre-Closing Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company, the Company Shareholders Agreements or any other Contract to which any Group Company is party or by which any Group Company is otherwise bound and (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person. Other than (A) as set forth above and pursuant to the Governing Documents of the Company or the Company Shareholders Agreement and (B) pursuant to offer letters or similar Contracts with service providers who are not Designated Individuals or Affiliated Shareholders entered into in the ordinary course of business providing for the grant or issuance of Equity Securities, as of the date hereof, the Company has no outstanding purchase rights, subscription rights, conversion rights, exchange rights, calls, puts or rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company. Except for the Governing Documents of the Company and the Company Shareholders Agreements, there are no voting trusts, proxies or other Contracts to which the Company is a party or otherwise bound with respect to the voting or transfer of the Equity Securities of the Company.

(b) Section 3.2(b) of the Company Disclosure Schedules sets forth a true and complete statement as of the Designated Capitalization Date of (i) the aggregate number and class, series or type (as applicable) of all of the Equity Securities (other than equity incentive awards) of each Private Group Company (other than the Company) and Datavant issued and outstanding, (ii) the aggregate pool of allocated and unallocated equity incentive awards of each Private Group Company (other than the Company) and Datavant and (iii) the aggregate number and class, series or type (as applicable) of all of the Equity Securities of each Private Group Company (other than the Company) that are owned by another Group Company and the aggregate number and class, series or type (as applicable) of all of the Equity Securities of Datavant that are owned by a Group Company. Except for (x) the aggregate number of Equity Securities of each Private Company Vant (other than the Company) and Datavant outstanding as set forth on Section 3.2(b) of the Company Disclosure Schedules, (y) those Equity Securities of a Private Group Company or Datavant issued or granted during the period beginning on the day after the Designated Capitalization Date and ending on the date of this Agreement that would, assuming such issuance or grant occurred during the period from the date of this Agreement until the Closing, either be permitted by Section 5.1(b)(v) or Section 5.1(b)(vi) (provided that, for purposes of clause (3) and (4) of Section 5.1(b)(vi), no such issuances or grants are to any Designated Individual or Affiliated Shareholder), and (z) the exercise, vesting, settlement or forfeiture of any equity incentive awards outstanding as of the Designated Capitalization Date during the period beginning on the day after Designated Capitalization Date and ending on the date of this Agreement, each Private Group Company (other than the Company) and Datavant has no outstanding Equity Securities as of the date hereof. Other than (A) as set forth above and pursuant to the Governing Documents of the Private Group Companies (other than the Company) and (B) pursuant to offer letters or similar Contracts with service providers who are not Designated Individuals or Affiliated Shareholders entered into in the ordinary course of business providing for the grant or issuance of Equity Securities of a Private Group Company, as of the date hereof, no Private Group Company has any outstanding purchase rights, subscription rights, conversion rights, exchange rights, calls, puts or rights of first refusal or first offer or other Contracts that could require any Private Group Company (other than the Company) to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Private Group Company (other than the Company), in each case other than to another Group Company. Except for the Governing Documents of the applicable Private Group Company or shareholders agreements or similar Contracts to which the applicable Private Group Company is a party and that has, in the case of each such material agreement or Contract, been made available to MAAC, there are no voting trusts, proxies or other Contracts to which a Private Group Company is a party with respect to the voting or transfer of any Equity Securities of any Private Group Company (other than the Company), in each case other than in favor of the Company.

(c) Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement as of the date hereof of the number and class or series (as applicable) of all of the capital stock of each Public Group Company owned by the Company (whether of record, beneficially, legally or otherwise).

(d) Immediately after the Effective Time, (i) the authorized share capital of the Company will consist of 7,000,000,000 Company Post-Closing Common Shares and (ii) all of the issued and outstanding Company Post-Closing Common Shares (A) will be duly authorized, validly issued, fully paid and nonassessable and (B) will not have been issued in breach or violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person or any Contract to which the Company is a party.

(e) The Equity Securities of the Company have been offered, sold and issued by the Company in compliance with applicable Law, including Securities Laws, in all material respects. Immediately after the Effective Time, all of the issued and outstanding Company Post-Closing Common Shares will have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in all material respects.

(f) Except as set forth on Section 3.2(b) and Section 3.2(c) of the Company Disclosure Schedules or for any changes to the extent permitted by Section 5.1(b) or resulting from the acquisition of Equity Securities of any Person permitted by Section 5.1(b)(ii), none of the Private Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person (other than Merger Sub) or the right to acquire any such Equity Securities, and none of the Private Group Companies are a partner, member or similar participant of or in any partnership, limited liability company or similar business entity.

(g) Section 3.2(g) of the Company Disclosure Schedules sets forth any agreements evidencing indebtedness to third parties for borrowed money of the Private Group Companies as of the date of this Agreement.

(h) Section 3.2(h) of the Company Disclosure Schedules sets forth a list of all Transaction Payments of the Private Group Companies as of the date of this Agreement and, to the knowledge of the Company, of the Public Group Companies and Datavant as of the date of this Agreement.

(i) The Company has made available to MAAC a schedule that sets forth, with respect to each Company Equity Award outstanding as of the Designated Capitalization Date (i) the date of grant and (ii) any applicable exercise, hurdle cap, “knock-in” or similar price (in the case of Company Options and Company CVAR Awards). Each Company Option and Company CVAR Award was granted with an exercise price equal to or greater than the fair market value of the underlying Company Pre-Closing Common Share on the date of grant.

Section 3.3 Authority. The Company and Merger Sub each have the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which the Company or Merger Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company or Merger Sub. This Agreement and each Ancillary Document to which the Company or Merger Sub is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and/or Merger Sub, as applicable, and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company and/or Merger Sub, as applicable (assuming that this Agreement and the Ancillary Documents to which the Company and/or Merger Sub is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company and/or Merger Sub, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Shareholder Written Consent and the approval to be obtained by Merger Sub pursuant to Section 5.9 are the only votes or consents of the holders of any class or series of Equity Securities of the Company or Merger Sub required to approve and adopt this Agreement, the Ancillary Documents to which the Company or Merger Sub is or is contemplated to be a party, the performance of the obligations of the Company and Merger Sub hereunder and thereunder and the consummation of the transactions contemplated hereby (including the Merger and the Company Pre-Closing Steps).

Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to MAAC a true and complete copy of (i) the audited consolidated balance sheet of the Company as of March 31, 2019 and March 31, 2020 and the related audited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and redeemable non-controlling interest and cash flows of the Company for the years then ended and (ii) the unaudited consolidated balance sheet of the Company as of December 31, 2020 (the “Latest Balance Sheet”) and the related unaudited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and redeemable non-controlling interest and cash flows of the Company for the period then ended (clauses (i) and (ii), collectively, the “Company Financial Statements”). Each of the Company Financial Statements (including the notes thereto) (A) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly presents, in all material respects in accordance with GAAP, the consolidated financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein (except as may be indicated therein and subject to, in the case of any unaudited financial statements, normal year end audit adjustments (none of which are, individually or in the aggregate, material)), and (C) in the case of the Company Financial Statements described in clause (i) of the preceding sentence, contain an unqualified report of the Company’s auditors and comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act (including Regulation S-X or Regulation S-K, as applicable) in effect as of the date of this Agreement.

(b) The financial statements or similar reports required to be included in the Registration Statement / Proxy Statement (including (i) the audited consolidated balance sheet of the Company as of March 31, 2019 and March 31, 2020 and the related audited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and redeemable non-controlling interest and cash flows of the Company for the years then ended, audited in accordance with the standards of the PCAOB, (ii) the audited consolidated balance sheet of the Company as of March 31, 2021 and the related audited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and redeemable non-controlling interest and cash flows of the Company for the years then ended, audited in accordance with the standards of the PCAOB, and (iii) customary pro forma financial statements) or any other filings to be made by the Company or MAAC with the SEC in connection with the transactions contemplated in this Agreement or any other Ancillary Document (the “Closing Company Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.17, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and subject to, in the case of any unaudited financial statements, normal year end audit adjustments (none of which are, individually or in the aggregate, material) and the absence of notes thereto), (ii) will fairly present, in all material respects in accordance with GAAP, the consolidated financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein (except as may be indicated therein and subject to, in the case of any unaudited financial statements, normal year end audit adjustments (none of which are, individually or in the aggregate, material)), (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and will contain an unqualified report of the Company’s auditors and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act (including Regulation S-X or Regulation S-K, as applicable) in effect as of their respective dates of delivery, at the time of filing of the Registration Statement / Proxy Statement (in the case of the Closing Company Financial Statements included in the initial filing of the Registration Statement / Proxy Statement) and at the time of effectiveness of the Registration Statement / Proxy Statement (in the case of all Closing Company Financial Statements).

(c) Except (i) as set forth on or provided for in the Company Financial Statements (and in the notes thereto), (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which are Liabilities for a breach of Contract, breach of warranty, tort, infringement, Proceeding or violation of, or non-compliance with, Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by any of the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Company Expenses), (iv) executory obligations under Contracts (excluding any Liabilities for a breach of Contract), (v) that are expressly permitted pursuant to or incurred in accordance with Section 5.1(b) (including as expressly set forth in Section 5.1(b) of the Company Disclosure Schedules) and (vi) for Liabilities that would not have a Company Material Adverse Effect, no Group Company has any Liabilities.

(d) To the knowledge of the Company, the Company has established and maintains a system of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s consolidated assets. The Company maintains and, for all periods covered by the Company Financial Statements and the Closing Company Financial Statements, has maintained books and records of the Company in the ordinary course of business that are accurate and complete and reflect the consolidated revenues, expenses, assets and liabilities of the Company in all material respects.

(e) Since January 1, 2019, the Company has not received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Company or, to the knowledge of the Company, any other Group Company as it pertains to the Company’s consolidated financial reporting, (ii) a “material weakness” in the internal controls over financial reporting of the Company or, to the knowledge of the Company, any other Group Company as it pertains to the Company’s consolidated financial reporting or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Company or, to the knowledge of the Company, any other Group Company as it pertains to the Company’s consolidated financial reporting.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company or Merger Sub with respect to the Company or Merger Sub’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company or Merger Sub is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act, if applicable, or under any applicable antitrust or other competition Laws of any non-U.S. jurisdictions or any other merger control or investment laws or laws that provide for review of national security or defense matters (collectively, “Foreign and Domestic Approval Laws”), (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) the filing of (A) the Certificate of Merger and (B) any filings required under the Companies Act in connection with the Company Pre-Closing Steps or the Merger, (iv) such filings with and approvals of Nasdaq to permit the Company Post-Closing Common Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (v) the approval to be obtained by Merger Sub pursuant to Section 5.9 or (vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) None of the execution or delivery by the Company or Merger Sub of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company or Merger Sub of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of any Group Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.6 Permits. Except as would not have a Company Material Adverse Effect, each of the Private Group Companies has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted. Except as would not have a Company Material Adverse Effect, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by any Private Group Company.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Private Group Company or, in the case of Section 3.7(a)(viii)(B), Datavant is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each Contract entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract relating to indebtedness for borrowed money to a third party of any Private Group Company in excess of $25 million or to the placing of a Lien (other than a Permitted Lien) on any assets or properties of any Private Group Company that are material to the business of all of the Private Group Companies, taken as a whole;

(ii) any Contract under which any Private Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property) that is material to the business of all of the Private Group Companies, taken as a whole, owned by any other Person;

(iii) any joint venture, profit-sharing, partnership, co-promotion, commercialization or other similar Contract, in each case, material to the business all of the Private Group Companies, taken as a whole;

(iv) any Contract that is material to the business of all of the Private Group Companies, taken as a whole, and (A) limits or purports to limit the freedom of any Private Group Company to engage or compete in any line of business or with any Person or in any area, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions that are binding on a Private Group Company or (C) contains any other provisions restricting or purporting to restrict the ability of any Private Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer;

(v) any Contract requiring any Private Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary of the Company) in excess of $10 million;

(vi) any Contract entered into under which any Private Group Company has, directly or indirectly, made or agreed to make any loan, advance or assignment of payment to any Person (other than the Company or a Subsidiary of the Company), individually or in the aggregate, in an amount in excess of $10 million;

(vii) any Contract required to be disclosed on Section 3.20 of the Company Disclosure Schedules;

(viii) any Contract with any Person (A) pursuant to which any Private Group Company may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, in each case, that are material to the business of, or that are material in amount to all of, the Private Group Companies, taken as a whole, or (B) under which any Private Group Company or Datavant grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar preferential rights with respect to any Company Product or any Company Owned Intellectual Property that is material to the business of all of the Private Group Companies, taken as a whole;

(ix) any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any Designated Individual;

(x) any Contract for the disposition of all or a material portion of the assets or business of any Private Group Company or for the acquisition by any Private Group Company of all or a material portion of the assets or business of any other Person (in each case, whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise), in each case under which any Private Group Company has any continuing Liabilities (including any obligation with respect to an “earn out,” purchase price or other contingent or deferred payment obligation) that are material to the business of, or material in amount to, all of the Group Companies, taken as a whole;

(xi) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any material payments by any Private Group Company after the date of this Agreement or (B) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Private Group Company (or MAAC or any of its Affiliates (other than the Group Companies) after the Closing); and

(xii) any other Contract the performance of which requires non-contingent payments either (A) on an annual basis, to or from any Private Group Company in excess of $10 million, or (B) in the aggregate, to or from any Private Group Company in excess of $25 million over the life of the agreement and, in each case, that is not terminable by the applicable Private Group Company without penalty upon less than sixty (60) days’ prior written notice.

(b) Except as would not have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the applicable Group Company and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s knowledge, the counterparties thereto are not in breach of, or default under, any Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a breach of, or default under, any Material Contract by the applicable Group Company or, to the Company’s knowledge, the counterparties thereto. The Company has made available to MAAC true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

Section 3.8 Absence of Changes. During the period beginning on April 1, 2020 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except (x) as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (y) for any action taken, or omitted to be taken, by any Group Company to the extent determined to be reasonable and advisable in response to COVID-19, or (z) as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Group Companies have conducted their businesses in the ordinary course, and (ii) no Private Group Company has taken any action that would require the consent of MAAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(iv)(A), Section 5.1(b)(xii) or Section 5.1(b)(xv) (to the extent related to any of the foregoing).

Section 3.9 Litigation. There is, and since January 1, 2019 there has been, no Proceeding pending or, to the Company’s knowledge, threatened against any Private Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Except as would not have a Company Material Adverse Effect, neither the Private Group Companies nor any of their respective properties or assets is subject to any Order. Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, there are no Proceedings by a Private Group Company against any other Person.

Section 3.10 Compliance with Applicable Law. Each Private Group Company (a) conducts (and since January 1, 2019 has conducted) its business in accordance with all Laws and Orders applicable to such Private Group Company and (b) as of the date hereof, has not received any written communications or, to the Company’s knowledge, any other communications from or on behalf of a Governmental Entity that alleges that such Private Group Company is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.11 Merger Sub Activities. Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents, the performance of its covenants and agreements in this Agreement and the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to, or incurred in connection with, its organization, incorporation or formation, as applicable, its continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

Section 3.12 Employee Plans.

(a) No Group Company maintains, contributes to, or has any material Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; or (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA. No Private Group Company maintains, contributes to, or has any material Liability with respect to or under a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Group Company has any material Liabilities to provide any retiree or post-termination health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar law. No Group Company has any material Liabilities under Title IV of ERISA by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(b) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, each Employee Benefit Plan has been established, maintained, funded and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service. Since January 1, 2019, none of the Private Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(c) There are no pending or, to the Company’s knowledge, threatened in writing, material claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). With respect to each Employee Benefit Plan, (i) there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA), and (ii) all contributions, distributions, reimbursements and premium payments that are due have been timely made, except, in each case of each of clauses (i) and (ii), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Private Group Companies under any Employee Benefit Plan or (ii) accelerate the time of payment, funding or vesting or increase the amount or value of, or result in the forfeiture of, any compensation or benefit under any Employee Benefit Plan to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Private Group Companies.

(e) The Private Group Companies have no material obligations to indemnify, reimburse, make-whole or “gross-up” any person for any Tax or related interest or penalties incurred by such person imposed under Section 4999 or 409A of the Code.

(f) Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing in all material respects, to the extent applicable, with each Governmental Entity. No Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities. All material contributions required to have been made by or on behalf of any of the Private Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

Section 3.13 Environmental Matters. Except as would not have a Company Material Adverse Effect:

(a) None of the Private Group Companies have received any written communication or, to the Company’s knowledge, other communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws.

(b) There is no Proceeding pending or, to the Company’s knowledge, threatened against any Private Group Company in respect to any Environmental Laws.

(c) There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances that has given rise to any Liability pursuant to Environmental Laws for any Private Group Company.

Section 3.14 Intellectual Property.

(a) Except as would not have a Company Material Adverse Effect, (i) all necessary fees and filings with respect to any Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such Company Registered Intellectual Property in full force and effect and (ii) there are no Proceedings pending, including litigations, interference, re-examination, inter partes review, reissue, opposition, nullity, or cancellation proceedings, that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such Proceedings are threatened in writing by any Governmental Entity or any other Person.

(b) Except as would not have a Company Material Adverse Effect, (i) a Group Company exclusively owns all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and (ii) for all issued Patents owned by the Group Companies, each named inventor on the Patent has assigned their rights to a Group Company. Except as would not have a Company Material Adverse Effect, (x) the applicable Group Company has rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, (y) the Company Owned Intellectual Property and the Company Licensed Intellectual Property, to the Company’s knowledge, constitute all of the

Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted (it being understood that this Section 3.14(b)(y) is not a representation or warranty with respect to any infringement, misappropriation or other violations of third-party Intellectual Property Rights) and (z) the Company Registered Intellectual Property, to the Company’s knowledge, is valid, subsisting and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) Except as would not have a Company Material Adverse Effect, each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Company Owned Intellectual Property have assigned or have agreed to a present assignment to such Group Company of all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such person’s employment or other engagement with such Group Company.

(d) Except as would not have a Company Material Adverse Effect, (i) each Group Company has taken reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by each Group Company, (ii) without limiting the foregoing, to the knowledge of the Company, each Group Company has not disclosed any trade secrets, know-how or confidential information to any other Person unless, such disclosure was under a written non-disclosure agreement containing reasonably appropriate limitations on use, reproduction and disclosure and (iii) to the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information owned by a Group Company, or of any written obligations with respect to such.

(e) None of the Company Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company Owned Intellectual Property, except as would not have a Company Material Adverse Effect.

(f) To the Company’s knowledge, since January 1, 2019, neither the conduct of the business of the Group Companies nor any of the Company Products offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Group Companies nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product infringes, misappropriates or otherwise violates any Intellectual Property Rights of any other Person, except as would not have a Company Material Adverse Effect.

(g) Except as would not have a Company Material Adverse Effect, there is no Proceeding pending nor has any Group Company received any written communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person or (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property.

(h) Except as would not have a Company Material Adverse Effect, (i) to the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property and (ii) since January 1, 2019, no Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property.

(i) Except as would not have a Company Material Adverse Effect, to the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code that constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.

(j) No Group Company has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software included in the Company Owned Intellectual Property any Public Software, in each case in a manner that (i) requires such Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice and attribution requirements, in each case, except as would not have a Company Material Adverse Effect.

Section 3.15 Labor Matters.

(a) Since January 1, 2019, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, taken as a whole, (i) none of the Private Group Companies (A) has or has had any Liability for any failure to pay or delinquency in paying any wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalties, fines, interest, or other sums, or (B) has or has had any Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Private Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Private Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Private Group Company.

(b) Since January 1, 2019, there has been no “mass layoff” or “plant closing” as defined by WARN related to any Private Group Company, and the Private Group Companies have not incurred any material Liability under WARN.

(c) No Private Group Company is a party to or bound by any CBA and no employees of any Private Group Company are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment. There is no duty on the part of any Private Group Company or, to the knowledge of the Company, any Public Group Company or Datavant, to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group as a result of the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby. Since January 1, 2019, there has been no actual or, to the Company’s knowledge, threatened in writing material unfair labor practice charges, material labor grievances, material labor arbitrations, material strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against any Private Group Company. To the Company’s knowledge, since January 1, 2019, there have been no actual, pending or threated labor organizing activities with respect to any employees of any Private Group Company.

(d) To the Company’s knowledge, as of the date of this Agreement, there are no unresolved allegations of sexual harassment, or other discrimination or retaliation, against any executive officer or director of the Company (in his or her capacity as such) that, if known to the public, would bring the Company into material disrepute.

(e) No material employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, work schedule change or reduction in hours, or material reduction in salary or wages, or other material workforce changes affecting employees of the Private Group Companies has occurred since the date of the Latest Balance Sheet or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19. As of the date of this Agreement, the Private Group Companies have not otherwise experienced any material employment-related Liability with respect to or arising out of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19.

Section 3.16 Insurance. Except as would not have a Company Material Adverse Effect, all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Private Group Company as of the date of this Agreement, are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to MAAC. As of the date of this Agreement, no claim by any Private Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as would not have a Company Material Adverse Effect.

Section 3.17 Tax Matters.

(a) The Group Companies have prepared and filed all material Tax Returns required to have been filed by or with respect to such entities, all such Tax Returns are true and complete in all material respects, and the Group Companies have paid all material Taxes required to have been paid by or with respect to such entities regardless of whether shown on any Tax Return.

(b) The Group Companies have timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, other service provider, equity interest holder, creditor or other third-party.

(c) No Group Company is currently the subject of a Tax audit or examination or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case, with respect to material Taxes.

(d) No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority to a Group Company, which agreement or ruling would be effective after the Closing Date.

(f) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Tax Law).

(g) There are no Liens for material Taxes on any assets of the Group Companies other than Liens described in clause (b) of the definition of Permitted Liens.

(h) During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) No Group Company (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Group Company) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Tax Law), as a transferee or successor or by Contract (other than any customary indemnification provisions contained in any commercial Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by, or required to file a Tax Return with, that jurisdiction, which claims have not been resolved or withdrawn.

(k) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than any (i) such agreement with another Group Company or (ii) customary commercial Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(l) No Group Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent, impair or impede the Merger from qualifying for the Intended Tax Treatment.

(m) The Company believes that it is not, and does not expect to become, a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (“PFIC”).

(n) Notwithstanding anything to the contrary in this Agreement, Section 3.4 (Financial Statements; Undisclosed Liabilities), Section 3.12 (Employee Plans), Section 5.5(a)(i) and this Section 3.17 (Tax Matters) contain the sole representations and warranties of the Group Companies concerning Taxes. Notwithstanding any representation or warranty in this Agreement (including the representations and warranties set forth in this Section 3.17 (Tax Matters)), no representation or warranty is being made as to the use or availability of any Tax attribute or credit of any Group Company in any taxable period (or portion thereof) beginning on the day immediately after the Closing Date.

Section 3.18 Brokers. Except for J.P. Morgan Securities LLC, SVB Leerink LLC and Goldman Sachs & Co. LLC, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.

Section 3.19 Real and Personal Property.

(a) Owned Real Property. No Private Group Company owns any real property.

(b) Leased Real Property. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Private Group Company party thereto, enforceable in accordance with its terms against such Private Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Private Group Company or, to the Company’s knowledge, any counterparty under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease.

(c) Personal Property. Each Private Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and tangible properties of the Private Group Companies reflected in the Financial Statements or thereafter acquired by the Private Group Companies, except for assets disposed of in the ordinary course of business or otherwise as permitted by Section 5.1(b) (including as set forth in Section 5.1(b) of the Company Disclosure Schedules) or in accordance with Section 5.1(b).

Section 3.20 Transactions with Affiliates. Section 3.20 of the Company Disclosure Schedules sets forth all material Contracts between (a) any Private Group Company or, to the knowledge of the Company, Datavant or any Public Group Company, on the one hand, and (b) any officer, director, executive (including, for the avoidance of doubt, the Designated Individuals), manager, direct or, to the Company’s knowledge, indirect, equityholder of more than one percent (1.0%) of the Company Common Shares (each such direct or indirect equityholder, an “Affiliated Shareholder”), or Affiliate, in each case, of the Company, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts solely between or among the Group Company(ies) and/or Datavant, (ii) with respect to or otherwise related to a Company Related Party’s (A) employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies, (B) service to any of the Group Companies as a director (or member of a similar governing body) or (C) in the case of an individual, service to any of the Group Companies as an independent third-party consultant or other non-employee service provider (in the case of this clause (C), on an arms’ length basis and terms), and any ordinary course compensation in connection with any of the foregoing in the preceding clauses (A) through (C), (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) (including as set forth in Section 5.1(b) of the Company Disclosure Schedules) or entered into in accordance with Section 5.1(b), (iv) Contracts relating to or entered into in connection with a Company Related Party’s status as an equityholder of such Private Group Company (including the Company Shareholders Agreements and similar Contracts), (v) commercial agreements entered into in the ordinary course of business on an arms’ length basis and terms that are not individually material to the business of the Group Companies, taken as a whole, or (vi) customary director and officer indemnification agreements that have been made available to MAAC. No Company Related Party (A) owns any material interest in any material asset or property used in any Private Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material supplier, vendor, partner, customer or lessor, or other material business relation, of any Private Group Company or (C) is a material supplier, vendor, partner, customer or lessor, or other material business relation, of any Private Group Company. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 3.20) are referred to herein as “Company Related Party Transactions.”

Section 3.21 Data Privacy and Security.

(a) Except as would not have a Company Material Adverse Effect, each Private Group Company has implemented adequate written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”).

(b) Except as would not have a Company Material Adverse Effect, there is no Proceeding pending or, to the Company’s knowledge, threatened in writing, against any Private Group Company initiated by any Person (including (i) the United States Federal Trade Commission, any state attorney general or similar state official, (ii) any other Governmental Entity, foreign or domestic or (iii) any regulatory or self-regulatory entity) alleging that any Processing of Personal Data by or on behalf of a Private Group Company is or was in violation of any Privacy and Security Requirements, nor, to the Company’s knowledge, is there any basis for the foregoing.

(c) Since January 1, 2019, to the Company’s knowledge, (i) there has been no unauthorized access to, or use, disclosure, or Processing of Personal Data in the possession or control of any Private Group Company or any of its contractors with regard to any Personal Data obtained from or on behalf of a Private Group Company, (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems, and (iii) none of the Private Group Companies has notified or been required to notify any Person of any (A) loss, theft or damage of, or (B) other unauthorized or unlawful access to, or use, disclosure or other Processing of, Personal Data, except, in each case of clauses (i), (ii) and (iii), as would not have a Company Material Adverse Effect.

(d) Except as would not have a Company Material Adverse Effect, (i) each Private Group Company owns or has licenses to use the Company IT Systems as necessary to operate the business of each Private Group Company as currently conducted, (ii) to the Company’s knowledge, all Company IT Systems are free from any defect, bug, virus or programming, design or documentation error and (iii) since January 1, 2019, there have not been any failures, breakdowns or continued substandard performance of any Company IT Systems that have caused a failure or disruption of the Company IT Systems other than routine failures or disruptions that have been remediated in the ordinary course of business.

(e) To the knowledge of the Company, the consummation of this Agreement and any transfers of Personal Data necessary to give effect to the Agreement will not violate any Privacy and Security Requirement, except as would not have a Company Material Adverse Effect.

Section 3.22 Certain Business Practices. Except as would not have a Company Material Adverse Effect:

(a) None of the Private Group Companies, any of their respective officers, directors, or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, since January 1, 2019, (i) has been a Sanctioned Person, (ii) has transacted any business with or for the direct or knowing indirect benefit of any Sanctioned Person in violation of applicable Sanctions or (iii) has otherwise violated any applicable Sanctions, Ex-Im Laws, or anti-boycott Laws.

(b) None of the Private Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing has, since January 1, 2019, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks, or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate for any improper purpose or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment in violation of any Anti-Corruption Laws.

(c) The Private Group Companies have instituted and maintained policies and procedures designed to ensure compliance with the Anti-Corruption Laws, Sanctions, and Ex-Im Laws in each jurisdiction in which any such entity operates.

(d) To the Company’s knowledge, no Private Group Company has, since January 1, 2019, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws.

Section 3.23 Information Supplied. None of the information of the Group Companies included or incorporated by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing MAAC Shareholders or at the time of the MAAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, notwithstanding the foregoing provisions of this Section 3.23, no representation or warranty is made by the Company or Merger Sub with respect to any information or statements included or incorporated by reference in the Registration Statement / Proxy Statement supplied by or on behalf of MAAC for use therein.

Section 3.24 Regulatory Compliance. Except as set forth in Section 3.24 of the Company Disclosure Schedules:

(a) Each Group Company conducts (and since January 1, 2019, has conducted) its business in accordance with all Public Health Laws applicable to such Group Company and is not in violation of any such Public Health Law or Order, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(b) No Group Company has received, as of the date hereof, any written communication from the FDA or other Governmental Entity, including a warning, untitled or notice of violation letter or Form FDA-483, that alleges that any Group Company or the research, development, or manufacture of any Company Product is not in compliance with any Public Health Laws, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(c) There is (and since January 1, 2019 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company related to compliance with Public Health Laws, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. The Group Companies do not have, and since January 1, 2019 have not had, any Liabilities for failure to comply with any Public Health Laws, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(d) All preclinical studies, tests, and research being conducted by or on behalf of any Group Company or with respect to any Company Product are being, and, in each case, at since January 1, 2019 have been, to the extent applicable, conducted in compliance with all applicable Laws, including the good laboratory practice regulations set forth at 21 C.F.R. Part 58, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, all clinical studies, tests, and research being conducted by or on behalf of the Company or with respect to any Company Product are being and, in each case, at all times have been, conducted in compliance with all applicable Laws and with good clinical practice, as defined or recognized by FDA, such as in the guidance document E6(R2) Good Clinical Practice: Integrated Addendum to ICH E6(R1), and applicable provisions of the FDCA and implementing regulations at 21 C.F.R. Parts 50, 54, 56, and 312. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no preclinical or clinical trial conducted by or on behalf of the Company or with respect to any Company Product has been terminated or suspended prior to completion for safety, data integrity, or non-compliance reasons, and neither the FDA nor any other Governmental Entity or regulatory authority, clinical investigator or institutional review board that has or had jurisdiction over or participated in any such clinical trial has initiated or threatened in writing to initiate, any action to terminate, delay, suspend or modify any such ongoing preclinical or clinical trial, or, to the Company’s knowledge, to disqualify, restrict or debar any preclinical or clinical investigator or other person involved in any such preclinical or clinical trial.

(e) To the Company’s knowledge, as of the date hereof, no information, condition or circumstance exists that could reasonably be expected to materially adversely affect the acceptance, or the subsequent approval, of any filing, application or request for approval of any Company Product.

(f) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, since January 1, 2019, none of the Group Companies or, to the Company’s knowledge, any of their respective officers, directors, employees, agents, or suppliers, with respect to any matter relating to the Group Companies or the business of the Group Companies, has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed any act, made any statement, or failed to make any statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(g) Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, since January 1, 2019, (i) none of the Group Companies or, to the Company’s knowledge, any of their respective officers, directors or employees are or has been excluded, disqualified, debarred, or suspended, or threatened with exclusion, debarment, or suspension under the FDA’s debarment authority under 21 U.S.C. § 335a or for the award of a contract by any Governmental Entity or for participation in governmental programs such as Medicare or Medicaid, (ii) none of the Group Companies or, to the Company’s knowledge, any of their respective officers, directors or employees are or have been convicted of any crime or engaged in any conduct that could result in debarment or exclusion under 21 U.S.C. § 335a or any similar Public Health Laws, (iii) no claims, actions, proceedings or investigations that could reasonably be expected to result in such a debarment or exclusion are pending or, to the Company’s knowledge, threatened against the Group Companies or, to the Company’s knowledge, any of their respective officers, directors or employees and (iv) no Group Company has undergone, or is currently undergoing, any inspection related to any Company Product or any other Governmental Entity investigation under any Public Health Law.

Section 3.25 Investment Company Act. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act.

Section 3.26 SEC Filings and Matters.

(a) Each Public Group Company has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Public Group Company SEC Reports”). Each of the Public Group Company SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Public Group Company SEC Reports. As of their respective dates of filing, the Public Group Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Public Group Company SEC Reports.

(b) Except as is not required in reliance on exemptions from certain reporting requirements by virtue of any Public Group Company’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or as a “smaller reporting company” within the meaning of the Exchange Act, since the later of January 1, 2019 or its initial public offering, (i) each Public Group Company has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and (ii) each Public Group Company has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to it is made known to its principal executive officer and principal financial officer by others within such Public Group Company.

(c) Since the later of January 1, 2019 or the first filing of a registration statement in connection with its initial public offering, none of the Public Group Companies has taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(d) Since the later of January 1, 2019 or its initial public offering, each of the Public Group Companies has complied in all material respects with all applicable listing and corporate governance rules and regulations of its stock exchange. As of the date of this Agreement, there is no material Proceeding pending or, to the Company’s knowledge, threatened against any Public Group Company by its stock exchange or the SEC with respect to any intention by such entity to deregister the Equity Securities of such Public Group Company or prohibit or terminate the listing of Equity Securities of such Public Group Company on such stock exchange. None of the Public Group Companies has, as of the date hereof, taken any action that is designed to terminate the registration of any of its Equity Securities that are registered under the Exchange Act.

Section 3.27 No Other Representations. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each of the Company and Merger Sub has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of MAAC, any MAAC Non-Party Affiliate or any other Person, either express or implied.

Section 3.28 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EACH OF THE COMPANY AND MERGER SUB, ON ITS OWN BEHALF AND ON BEHALF OF ITS REPRESENTATIVES, ACKNOWLEDGES, REPRESENTS, WARRANTS AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS TO WHICH IT OR MERGER SUB, AS APPLICABLE, IS OR WILL BE A PARTY, NONE OF MAAC, ANY MAAC NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND EACH OF THE COMPANY AND MERGER SUB EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF MAAC THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF MAAC BY THE MANAGEMENT OR ON BEHALF OF MAAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, MERGER SUB OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF MAAC ARE NOT AND SHALL

NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF MAAC, ANY MAAC NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY, MERGER SUB OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO MAAC

Subject to Section 8.8, except (a) as set forth on the MAAC Disclosure Schedules, or (b) with respect to any of the MAAC Fundamental Representations, as set forth in any publicly available MAAC SEC Reports as of the date hereof (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), MAAC hereby represents and warrants to the Company and Merger Sub as follows:

Section 4.1 Organization and Qualification. MAAC is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Governing Documents of MAAC are in full force and effect and MAAC is not in material breach or violation of any provision set forth in its Governing Documents.

Section 4.2 Authority. MAAC has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the MAAC Shareholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which MAAC is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of MAAC. This Agreement has been and each Ancillary Document to which MAAC is or will be a party will be, upon execution thereof, duly and validly executed and delivered by MAAC and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of MAAC (assuming this Agreement has been and the Ancillary Documents to which MAAC is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against MAAC in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The MAAC Shareholder Approval and the MAAC Sponsor Consent are the only votes or consents of the holders of any class or series of Equity Securities of MAAC required to approve and adopt this Agreement, the Ancillary Documents to which MAAC is or is contemplated to be a party, the performance of the MAAC’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby (including the Merger).

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of MAAC with respect to MAAC’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act and Foreign and Domestic Approval Laws, if applicable, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of Nasdaq to permit the Company Post-Closing Common Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq or in order to deregister the MAAC Shares following the Closing, (iv) the filing of (A) the Certificate of Merger and (B) any filings required under the Companies Act in connection with the Company Pre-Closing Steps and the Merger, (v) the MAAC Shareholder Approval, (vi) the MAAC Sponsor Consent or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a MAAC Material Adverse Effect.

(b) None of the execution or delivery by MAAC of this Agreement or any Ancillary Document to which it is or will be a party, the performance by MAAC of its obligations hereunder or thereunder or the consummation by MAAC of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of MAAC, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any material Contract to which MAAC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which MAAC or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of MAAC, except in the case of any of clauses (ii) through (iv) above, as would not have a MAAC Material Adverse Effect.

Section 4.4 Brokers. Except for the Persons set forth on Section 4.4 of the MAAC Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MAAC or any of its Affiliates. True and complete copies of the engagement agreements in effect as of the date hereof with the Persons set forth on Section 4.4 of the MAAC Disclosure Schedules have been provided to the Company prior to the execution of this Agreement.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of MAAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing MAAC Shareholders or at the time of the MAAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by MAAC with respect to any other information or statements included or incorporated by reference in the Registration Statement / Proxy Statement, including any such information or statements that were supplied by or on behalf of the Company or Merger Sub for use therein.

Section 4.6 Capitalization of MAAC.

(a) Section 4.6(a) of the MAAC Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding MAAC Shares and the number of issued and outstanding MAAC Warrants, in each case, prior to giving effect to the PIPE Financing, the MAAC Shareholder Redemption and the transactions contemplated by the Sponsor Support Agreement. All issued and outstanding MAAC Shares have been duly authorized and validly issued and are fully paid and non-assessable. All outstanding Equity Securities of MAAC (i) were not issued in violation of the Governing Documents of MAAC or in violation of any other Contracts to which MAAC is a party or by which it is otherwise bound, and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of MAAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the MAAC Shares and MAAC Warrants set forth on Section 4.6(a) of the MAAC Disclosure Schedules (assuming that no MAAC Shareholder Redemptions are effected), immediately prior to Closing and before giving effect to the PIPE Financing and the transactions contemplated by the Sponsor Support Agreement, there are no other Equity Securities of MAAC issued and outstanding.

(b) Except as expressly contemplated by the PIPE Subscription Agreements or as issued, granted or entered into, as applicable, in accordance with Section 5.10 there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require MAAC to, and there is no obligation to MAAC to, issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of MAAC.

(c) Other than as set forth on Section 4.6(c) of the MAAC Disclosure Schedule and, except as permitted by Section 5.10(b), MAAC has no Subsidiaries and does not own or hold, directly or indirectly, any Equity Securities in any Person or the right to acquire any such Equity Security, and MAAC is not a partner, member or similar participant of or in any partnership, limited liability company or similar business entity.

(d) There are no outstanding bonds, debentures, notes or other indebtedness of MAAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of MAAC Shares may vote. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any MAAC’s Equity Securities between MAAC and any other Person. MAAC is not a party to any shareholders agreement or registration rights agreement relating to MAAC Shares or any other Equity Securities of MAAC. There are no securities issued by or to which MAAC is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, in each case, that have not been or will not be waived on or prior to the Closing Date.

(e) Section 4.6(e) of the MAAC Disclosure Schedules sets forth a list of all indebtedness for borrowed money of MAAC as of the date of this Agreement, including the principal amount of such indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(f) All outstanding MAAC Equity Securities have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in all material respects.

Section 4.7 SEC Filings. MAAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “MAAC SEC Reports”) and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Additional MAAC SEC Reports”). Each of the MAAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional MAAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the MAAC SEC Reports or the Additional MAAC SEC Reports (for purposes of the Additional MAAC SEC Reports, assuming that all information supplied by or on behalf of Group Companies or the Company Shareholders expressly for inclusion or incorporation by reference therein, if any, is true and correct in all material respects). As of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, the MAAC SEC Reports and the Additional MAAC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional MAAC SEC Reports, assuming that all information supplied by or on behalf of Group Companies or the Company Shareholders expressly for inclusion or incorporation by reference therein, if any, is true and correct in all material respects). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the MAAC SEC Reports.

Section 4.8 Trust Account. As of the date of this Agreement, MAAC has an amount in cash in the Trust Account equal to at least $410,794,357.31. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of one hundred eight-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated October 6, 2020 (the “Trust Agreement”), between MAAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the MAAC SEC Reports to be inaccurate in any material respect or, to MAAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing MAAC Shareholders who shall have elected to redeem their MAAC Class A Shares pursuant to the Governing Documents of MAAC or (iii) if MAAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of MAAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, MAAC (in limited amounts to permit MAAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of MAAC) and then the Pre-Closing MAAC Shareholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of MAAC and the Trust Agreement. As of the date of this Agreement, MAAC is not in material default, or delinquent in performance in any material respect in connection with the Trust Agreement, and, to MAAC’s knowledge, as of the date hereof, no event has occurred which (with due notice or lapse of time or both) would constitute a material default under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Since October 6, 2020, MAAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby (including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing MAAC Shareholders who have elected to redeem their MAAC Class A Shares pursuant to the Governing Documents of MAAC, each in accordance with the terms of and as set forth in the Trust Agreement), MAAC shall have no further obligation under either the Trust Agreement or the Governing Documents of MAAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9 No MAAC Material Adverse Effect. During the period beginning on July 6, 2020 and ending on the date of this Agreement, no MAAC Material Adverse Effect has occurred.

Section 4.10 Material Contracts.

(a) Section 4.10(a) of the MAAC Disclosure Schedules sets forth a list of all material Contracts (other than, for the avoidance of doubt, confidentiality, non-disclosure or other similar agreements) to which MAAC is a party or by which any of its assets is bound as of the date hereof.

(b) Except as would not have a MAAC Material Adverse Effect, each Contract of a type required to be listed on Section 4.10(a) of the MAAC Disclosure Schedules (together with (x) each Contract entered into after the date of this Agreement that would be required to be set forth on Section 4.10(a) of the MAAC Disclosure Schedules if entered into prior to the execution and delivery of this Agreement and (y) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), each, a “MAAC Material Contract”), (i) is valid and binding on MAAC and, to MAAC’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against MAAC and, to MAAC’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) MAAC and, to MAAC’s knowledge, the counterparties thereto are not in material breach of, or default under, any MAAC Material Contract and (iii) no event has occurred that (with or without due notice or lapse of time or both) would result in a material breach of, or default under, any MAAC Material Contract by MAAC or, to MAAC’s knowledge, the counterparties thereto. MAAC has made available to the Company true and complete copies of all MAAC Material Contracts in effect as of the date hereof (it being understood and agreed, for the avoidance of doubt, that each MAAC Material Contract set forth in any MAAC SEC Report that is publicly available as of the date hereof shall be deemed to have been made available to the Company pursuant to this sentence).

Section 4.11 Transactions with Affiliates. Section 4.11 of the MAAC Disclosure Schedules sets forth all Contracts between (a) MAAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the MAAC Sponsor) or Affiliate of MAAC or the MAAC Sponsor or any family member of the same household of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “MAAC Related Party”), other than (i) Contracts with respect to or otherwise related to a MAAC Related Party’s employment with, or the provision of services to, MAAC (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10, (iii) Contracts with respect to a MAAC equityholder’s status as an equityholder of MAAC and (iv) customary director and officer indemnification agreements that have been made available to the Company. No MAAC Related Party (A) owns any interest in any material asset or property used in the business of MAAC or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, vendor, partner, customer or lessor, or other material business relation, of MAAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.11 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.11) are referred to herein as “MAAC Related Party Transactions.”

Section 4.12 Litigation. As of the date of this Agreement, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to MAAC’s knowledge, threatened against MAAC that, if adversely decided or resolved, would be material to MAAC. As of the date of this Agreement, neither MAAC nor any of its respective properties or assets is subject to any Order. As of the date of this Agreement, there are (and since July 6, 2020 through the date of this Agreement, there have been no) no material Proceedings by MAAC pending against any other Person.

Section 4.13 Compliance with Applicable Law. (a) MAAC is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws and (b) as of the date hereof, has not received any written communications or, to MAAC’s knowledge, any other communications from or on behalf of a Governmental Entity that alleges that MAAC is not in compliance with any applicable Law or Order, except in each case of clauses (a) and (b), as has not had, and would not reasonably be expected to have, a MAAC Material Adverse Effect.

Section 4.14 MAAC’s Business Activities. Since its incorporation, MAAC has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except for this Agreement or the Ancillary Documents or as set forth in MAAC’s Governing Documents, there is no Contract binding upon MAAC or to which MAAC is party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Affiliates, any acquisition of property by it or its Affiliates or the conduct of business by it or its Affiliates (including, in each case, following the Closing).

Section 4.15 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of MAAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) MAAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of MAAC’s financial reporting and the preparation of MAAC’s financial statements for external purposes in accordance with GAAP and (ii) MAAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to MAAC is made known to MAAC’s principal executive officer and principal financial officer by others within MAAC.

(b) MAAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by MAAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of MAAC.

(c) Since its initial public offering, MAAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding MAAC Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to MAAC’s knowledge, threatened against MAAC by Nasdaq or the SEC with respect to any intention by such entity to deregister MAAC Class A Shares or prohibit or terminate the listing of MAAC Class A Shares on Nasdaq. As of the date hereof, MAAC has not taken any action that is designed to terminate the registration of MAAC Class A Shares under the Exchange Act.

(d) The MAAC SEC Reports contain true and complete copies of the applicable MAAC Financial Statements. The MAAC Financial Statements (i) fairly present in all material respects the financial position of MAAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (iii) in the case of the audited MAAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) MAAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for MAAC’s and its Subsidiaries’ assets. MAAC maintains and, for all periods covered by the MAAC Financial Statements, has maintained books and records of MAAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of MAAC in all material respects.

(f) Since its incorporation, MAAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of MAAC, (ii) a “material weakness” in the internal controls over financial reporting of MAAC or (iii) fraud, whether or not material, that involves management or other employees of MAAC who have a significant role in the internal controls over financial reporting of MAAC.

Section 4.16 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.16 of the MAAC Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the MAAC Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any shareholder demand or other shareholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing) (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.16 of the MAAC Disclosure Schedules), (c) set forth or disclosed in the MAAC Financial Statements included in the MAAC SEC Reports, (d) that have arisen since the date of the most recent balance sheet included in the

MAAC SEC Reports and either are incurred in the ordinary course of business or immaterial and incurred in connection with activities that are administrative or ministerial in nature, (e) that are either permitted pursuant to Section 5.10 or incurred in accordance with Section 5.10 or (f) that would not have a MAAC Material Adverse Effect, MAAC does not have any Liabilities.

Section 4.17 Employees. Except as set forth on Section 4.17 of the MAAC Disclosure Schedules, and other than any executive officers or directors as described in the MAAC SEC Reports, as of the date of this Agreement, (a) MAAC has never employed any employees or retained any independent contractors, consultants or other individual service providers and (b) MAAC has never maintained, sponsored, contributed to or had any direct or indirect Liability under, and does not currently maintain, sponsor, contribute to or have any direct or indirect Liability under, any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), equity or equity-based, deferred compensation, severance, retention, bonus, incentive, retirement, retiree or post-employment welfare, vacation, and other benefit or compensatory plan, program, policy or Contract. MAAC has no obligations to indemnify, reimburse, make-whole or “gross-up” any person for any Tax or related interest or penalties incurred by such person imposed under Section 4999 or 409A of the Code. To MAAC’s knowledge, as of the date of this Agreement, there are no unresolved allegations of sexual harassment, or other discrimination or retaliation against any executive officer or director of MAAC (in his or her capacity as such) that, if known to the public, would bring MAAC into material disrepute.

Section 4.18 Tax Matters.

(a) MAAC has prepared and filed all material Tax Returns required to have been filed by or with respect to it, all such Tax Returns are true and complete in all material respects, and MAAC has paid all material Taxes required to have been paid by or with respect to it regardless of whether shown on any Tax Return.

(b) MAAC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, other service provider, equity interest holder, creditor or other third-party.

(c) MAAC is not currently the subject of a Tax audit or examination and has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case, with respect to material Taxes.

(d) MAAC has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority to MAAC, which agreement or ruling would be effective after the Closing Date.

(f) MAAC is not nor has it ever been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Tax Law).

(g) There are no Liens for material Taxes on any assets of MAAC other than Liens described in clause (b) of the definition of Permitted Liens.

(h) Beginning on the date of its incorporation and though the date of this Agreement, MAAC was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(i) MAAC (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was MAAC) and (ii) does not have any material Liability for the Taxes of any Person (other than MAAC) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Tax Law), as a transferee or successor or by Contract (other than any customary indemnification provisions contained in any commercial Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where MAAC does not file Tax Returns that MAAC is or may be subject to taxation by, or required to file a Tax Return with, that jurisdiction, which claims have not been resolved or withdrawn.

(k) MAAC is not a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than any customary commercial Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

(l) MAAC is not aware of any fact or circumstance and has not taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent, impair or impede the Merger from qualifying for the Intended Tax Treatment.

(m) Notwithstanding anything to the contrary in this Agreement, Section 4.15(d) (Internal Controls; Listing; Financial Statements), Section 4.16 (No Undisclosed Liabilities), Section 4.17 (Employees) and Section 4.18 (Tax Matters) contains the sole representations and warranties of MAAC concerning Taxes. Notwithstanding any representation or warranty in this Agreement (including the representations and warranties set forth in this Section 4.18 (Tax Matters)), no representation or warranty is being made as to the use or availability of any Tax attribute or credit of MAAC in any taxable period (or portion thereof) beginning on the day immediately after the Closing Date.

Section 4.19 Certain Business Practices. Except as would not have a MAAC Material Adverse Effect:

(a) None of MAAC, any of its respective officers, directors or employees or, to MAAC’s knowledge, any of its other Representatives, or any other Persons acting for or on behalf of any of the foregoing, since July 6, 2020, (i) has been a Sanctioned Person, (ii) has transacted any business with or for the direct or knowing indirect benefit of any Sanctioned Person in violation of applicable Sanctions or (iii) has otherwise violated any applicable Sanctions, Ex-Im Laws, or anti-boycott Laws.

(b) None of MAAC, any of its respective officers, directors or employees or, to MAAC’s knowledge, any of its other Representatives, or any other Persons acting for or on behalf of any of the foregoing, since July 6, 2020, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate for any improper purpose or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment in violation of any Anti-Corruption Laws.

(c) To MAAC’s knowledge, MAAC has not, since July 6, 2020, been the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws.

Section 4.20 PIPE Financing. MAAC has delivered to the Company a true and complete copy of the fully executed PIPE Subscription Agreements as in effect as of the date hereof (the “Disclosed Subscription Agreements”), each of which is substantially in the form attached hereto as Exhibit A, pursuant to which the PIPE Investors have collectively committed, on the terms and subject to the conditions therein, to purchase an aggregate of 20,000,000 MAAC Shares for $10.00 per share. Each of the PIPE Subscription Agreements is, as of the date hereof, in full force and effect (assuming, with respect to each PIPE Investor, that each such PIPE Subscription Agreement has been duly authorized, executed and delivered by each applicable PIPE Investor), and as of the date hereof, none of the PIPE Subscription Agreements has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and, to MAAC’s knowledge, no such amendment or modification is contemplated as of the date hereof. Except as has not and would not reasonably be expected to cause any of the conditions to a PIPE Investor’s obligation to purchase MAAC Shares under the applicable PIPE Subscription Agreement to not be satisfied, as of the date hereof, MAAC is not in breach of any of the representations or warranties of MAAC or terms or conditions set forth in any of the PIPE Subscription Agreements. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a material breach, default or failure to satisfy any condition precedent to a PIPE Investor’s obligation to purchase MAAC Shares set forth therein (assuming the accuracy of the representations and warranties of the Company set forth in this Agreement and, with respect to each PIPE Investor, the accuracy of the representations and warranties of such PIPE Investor set forth in the applicable PIPE Subscription Agreement). As of the date hereof, assuming the accuracy of the representations and warranties contained in Article 3 in all material respects and, with respect to each PIPE Investor, the representations and warranties of such PIPE Investor in the applicable PIPE Subscription Agreement in all material respects, the performance by the Company of its covenants, agreements and obligations to be performed at or prior to the Closing hereunder in all material respects and, with respect to each PIPE Investor, the performance by such PIPE Investor of its covenants, agreements and obligations under the applicable PIPE Subscription Agreement in all material respects, MAAC (i) has no knowledge that any event has occurred that (with or without notice or lapse of time, or both) would constitute a material breach or default under any of the PIPE Subscription Agreements, (ii) has no knowledge of any fact, event or other occurrence that makes any of the representations or warranties of MAAC in any of the PIPE Subscription Agreements inaccurate in any material respect and (iii) has no knowledge that any of the conditions to the consummation of the transactions contemplated by the PIPE Subscription Agreements will not be satisfied when required thereunder or that the transaction proceeds contemplated by the PIPE Subscription Agreements will not be made available when required thereunder. As of the date of this Agreement, no PIPE Investor has notified MAAC in writing of its intention to terminate all or any portion of the Subscription Amount (as defined in the PIPE Subscription Agreements) or not provide the financing contemplated thereunder. Other than as set forth in the PIPE Subscription Agreements delivered to the Company in connection with the execution of this Agreement, (A) there are no conditions precedent or contingencies to the obligations of the parties under the PIPE Subscription Agreements to make the full amount of the PIPE Financing available to MAAC on the terms therein, and (B) to the knowledge of MAAC, there are no side letters or other agreements, understandings, contracts or arrangements (written, oral or otherwise) related to the PIPE Subscription Agreements or the PIPE Financing, other than those entered into with the placement agents of the PIPE Financing.

Section 4.21 Investigation; No Other Representations. In entering into this Agreement and the Ancillary Documents to which it is or will be a party, MAAC has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied.

Section 4.22 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO MAAC, THE MAAC SPONSOR OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS TO WHICH IT OR THE MAAC SPONSOR, AS APPLICABLE, IS OR WILL BE A PARTY, NONE OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE, ANY COMPANY SHAREHOLDER OR ANY OTHER PERSON MAKES, AND MAAC EXPRESSLY DISCLAIMS, ON BEHALF OF ITSELF, THE MAAC SPONSOR AND THEIR RESPECTIVE REPRESENTATIVES, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO MAAC, THE MAAC SPONSOR OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY OR ON BEHALF OF THE MANAGEMENT OF THE GROUP COMPANIES OR OTHERS IN CONNECTION WITH THE TRANSACTIONS

CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY MAAC, THE MAAC SPONSOR, ANY MAAC NON-PARTY AFFILIATE OR ANY OF THEIR RESPECTIVE REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY OF THE GROUP COMPANIES OR MERGER SUB ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, MERGER SUB OR ANY COMPANY NON-PARTY AFFILIATE, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY MAAC, THE MAAC SPONSOR, ANY MAAC NON-PARTY AFFILIATE OR ANY OF THEIR REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 5

COVENANTS

Section 5.1 Conduct of Business of the Group Companies.

(a) Subject to Section 5.1(c), from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause the other Private Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by MAAC (such consent not to be unreasonably withheld, conditioned or delayed), use commercially reasonable efforts to (i) operate the Private Group Companies in the ordinary course of business in all material respects and (ii) maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Private Group Companies, taken as a whole; provided that taking any action that is permitted by an exception to Section 5.1(b) (including, for the avoidance of doubt, any exceptions in Section 5.1(b) of the Company Disclosure Schedules) shall be deemed to not be a breach of this Section 5.1(a).

(b) Without limiting the generality of the foregoing, and subject to Section 5.1(c), from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall and shall cause the other Private Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by MAAC (such consent not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of the Company or repurchase, redeem or otherwise acquire any outstanding Equity Securities of the Company, other than repurchases, redemptions or other acquisitions of Equity Securities as required by or, in the case of any employees of the Group Companies following termination of his or her employment, permitted by the terms of the Contracts and Company Equity Plans that have been made available to MAAC and that are in effect on the date of this Agreement;

(ii) (A) merge, consolidate, combine or amalgamate the Company with any Person, or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, except, in the case of this clause (B) for any such transaction that would not be material to the business of all of the Group Companies, taken as a whole;

(iii) adopt any amendments, supplements, restatements or modifications to the Company’s Governing Documents or the Company Shareholders Agreements that are material and adverse to the holders of MAAC Shares or that would adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement or any Ancillary Document or any Company Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under the Transaction Support Agreements;

(iv) other than in the ordinary course of business or pursuant to a Contract that is in effect as of the date hereof, (A) sell, assign, abandon, lease, exclusively license or otherwise dispose (other than through an issuance or sale of Equity Securities of a Private Group Company other than the Company) of any assets or properties of the Private Group Companies that are material to the business of all of the Group Companies, taken as a whole or (B) create, subject or incur any Lien (other than any Permitted Liens) on any assets or properties of the Private Group Companies that are material to the business of all of the Group Companies, taken as a whole;

(v) issue or grant any equity incentive awards of any Private Group Company, other than (1) the grant or issuance of any such equity incentive awards by any Private Group Company to any employees, officers, directors or other services providers in the ordinary course of business and consistent with past valuation practices pursuant to any equity incentive plan in effect as of the date hereof up to the maximum number of shares reserved for issuance thereunder as of the date hereof, (2) the issuance by any Private Group Company of any of its Equity Securities upon the exercise or settlement of, as applicable, any equity incentive awards outstanding as of the date of this Agreement (or otherwise permitted to be granted or issued hereunder) in accordance with the terms of the applicable equity incentive plan and the underlying grant, award or similar agreement, (3) the grant or issuance by any Private Group Company of any of its Equity Securities pursuant to offer letters or similar Contracts with service providers entered into in the ordinary course of business and consistent with past valuation practices and (4) the grant or issuance by any Private Group Company of any of its Equity Securities to any employees, officers, directors or other services providers, which grant or issuance is approved by the board of directors (or similar governing body) of such Private Group Company, is consistent with past valuation practices and is made pursuant to any equity incentive plan in effect as of the date hereof up to the maximum number of shares reserved for issuance thereunder as of the date hereof;

(vi) issue or grant any Equity Securities (other than as permitted by Section 5.1(b)(v)) of any Private Group Company, other than (1) in the case of an issuance of Equity Securities of the Company, the issuance of Equity Securities consistent with past valuation practices that represent less than one percent (1.0%) of the issued and outstanding Equity Securities of the Company as of the date hereof, (2) in the case of an issuance of Equity Securities of any Private Group Company other than the Company, if such issuance is to any Person (other than a Company Related Party) and would not be material to the business of, or material in amount to, all of the Group Companies, taken as a whole, (3) Equity Securities issued pursuant to offer letters or similar Contracts in effect as of the date hereof with service providers entered into in the ordinary course of business or pursuant to offer letters or similar Contracts entered into after the date hereof with service providers in the ordinary course of business that are not Designated Individuals or Affiliated Shareholders, (4) Equity Securities granted or issued to any Person as required under any Contract to which the Private Group Companies are party as of the date of this Agreement (on the terms of such Contract as they exist as of the date of this Agreement) and (5) Equity Securities issued to a Group Company;

(vii) incur, create or assume any indebtedness for borrowed money to a third party in excess of $200 million in the aggregate;

(viii) (A) enter into, or amend or modify in any manner that would be adverse to the MAAC Shareholders in any material respect following the Closing (including, for the avoidance of doubt, by reason of any additional payments or consideration that occur prior to the Closing) or that would adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement or any Ancillary Document, any Contract required to be or that, if existing on the date hereof, would be required to be, disclosed on Section 3.20 of the Company Disclosure Schedules or (B) consummate any other transaction or make any other payments that, if reflected in a Contract and existing on the date hereof, would be required to be disclosed on disclosed on Section 3.20 of the Company Disclosure Schedules;

(ix) except (A) as set forth on Section 5.1(b)(ix) of the Company Disclosure Schedules or (B) as approved by the board of directors (or similar governing body) of the applicable Private Group Company in an aggregate amount not to exceed $10 million, enter into or provide for, or amend or modify in a manner that would result in material additional payments or other amounts under (either individually or in the aggregate), any retention, transaction bonus or other similar payments or amounts (other than, for the avoidance of doubt, the grant or issuance of any Equity Securities of any Private Company permitted by Section 5.1(b)(v) or Section 5.1(b)(vi)) to any Person that would (either alone or combined with one or more additional circumstances, matters or events) become payable as a result of the transactions contemplated by this Agreement;

(x) other than in the ordinary course of business, make any loans, advances or capital contributions to, or guarantees for the benefit of, any Person in an amount in excess of $25 million in the aggregate, other than (A) between the Company and any of its Subsidiaries or between any Subsidiaries of the Company and (B) the reimbursement of expenses of employees and other service providers in the ordinary course of business;

(xi) enter into any settlement agreement or similar Contract the performance of which would involve the payment by a Private Group Company in excess of $2 million individually or $10 million in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Private Group Company;

(xii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of (A) complete or partial liquidation, dissolution or restructuring involving any Private Group Company (other than a Private Group Company with no material operations) or (B) recapitalization, reorganization or similar transaction involving any Private Group Company (other than the Company Pre-Closing Steps);

(xiii) change any Private Group Company’s methods of accounting in any material respect, other than changes required by a change in GAAP or Law or that are made in accordance with PCAOB standards;

(xiv) enter into Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Documents; or

(xv) enter into any Contract to take, or cause to be taken, any of the actions prohibited by this Section 5.1.

(c) Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give MAAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, (ii) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of this Section 5.1, (iii) any action taken, or omitted to be taken, by any Group Company to the extent determined by a Group Company to be reasonable and advisable in response to COVID-19 shall not be deemed to constitute a breach of this Section 5.1; provided, however, that (x) in the case of each of clauses (ii) and (iii), the Company shall use reasonable best efforts to give MAAC prior written notice of any such act or omission, to the extent permitted by applicable Law and reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (ii) or (iii) and, in the event that it is permitted by applicable Law but not reasonably practicable for the Company to give the prior written notice described in this clause (x), the Company shall instead give such written notice to MAAC as promptly as practicable after such act or omission (provided, further, however, that any failure by the Company to provide the prior written notice contemplated by this clause (x) that is not in made in bad faith shall not, in and of itself, constitute a breach or default of this clause (x) or a failure to satisfy the condition precedent set forth in Section 6.2(b)) and (y) in no event shall clause (ii) or (iii) be applicable to any act or omission of the type described in Sections 5.1(b)(i) through (vi), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(xii), Section 5.1(b)(xiii), and Section 5.1(b)(xv) (such covenants or agreements, the “Company Specified Interim Operating Covenants”), and (iv) Section 5.21 (and not this Section 5.1) shall govern and control with respect Merger Sub’s activities, businesses and other actions from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms and, in the event that this Section 5.1 conflicts with Section 5.21, then Section 5.21 shall govern and control to the extent of such conflict.

(d) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Private Group Companies that may hold Equity Securities of Datavant not to, take any action in furtherance of, approve or consent to any dividend, distribution or other payment by Datavant to any Company Related Party (including, if applicable, by voting its Equity Securities of Datavant against any proposal to make any such dividend, distribution or other payment), except for a dividend, distribution or other payment to the direct holders of Equity Securities of Datavant that is made in accordance with the Datavant Governing Documents and applicable Contracts governing such Equity Securities (in each case, as in effect as of the date hereof) without the prior written consent of MAAC.

Section 5.2 Efforts to Consummate; Transaction Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement or otherwise, and (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the PIPE Subscription Agreements). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (B) terminate, amend or assign existing relationships and contractual rights or obligations, (C) amend, assign or terminate existing licenses or other agreements, or (D) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures, except with MAAC’s and the Company’s prior written consent.

(b) MAAC shall promptly inform the Company of any communication received by MAAC from any Governmental Entity and the Company shall promptly inform MAAC of any communication received by the Company from any Governmental Entity, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, MAAC, on the one hand, and the Company and Merger Sub, on the other hand, shall give counsel for the Company (in the case of MAAC) or MAAC (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement, unless it consults with, in the case of MAAC, the Company, or, in the case of the Company or Merger Sub, MAAC in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of MAAC, the Company, or, in the case of the Company or Merger Sub, MAAC, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, MAAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of MAAC, MAAC or any of its Representatives (in their capacity as a Representative of MAAC) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company). MAAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other; provided that in no event shall (x) MAAC or any of its Representatives settle or compromise any Transaction Litigation without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), or (y) any Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of MAAC (not to be unreasonably withheld, conditioned or delayed).

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall use reasonable best efforts to provide, or cause to be provided, to MAAC and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Private Group Companies (in a manner so as to not interfere with the normal business operations of the Private Group Companies). Notwithstanding the foregoing, none of the Private Group Companies shall be required to provide, or cause to be provided to, MAAC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Private Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Private Group Company with respect to confidentiality, non-disclosure or privacy, (D) jeopardize protections afforded to any Private Group Company under the attorney-client privilege or the attorney work product doctrine or (E) in the case of any in-person access, be contrary to, or would not be reasonably practicable in light of, any action taken, or omitted to be taken, by any Group Company to the extent determined to be reasonable and advisable in response to COVID-19 (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Private Group Companies to, use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company or any Company Non-Party Affiliate, on the one hand, and MAAC, any MAAC Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties (or would, in light of then existing facts and circumstances, reasonably be expected to be potentially adverse parties) in a litigation or dispute and such information is or would reasonably be expected to be pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis, unless such written notice is prohibited by applicable Law.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, MAAC shall use reasonable best efforts to provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of MAAC (in a manner so as to not interfere with the normal business operations of MAAC). Notwithstanding the foregoing, MAAC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which MAAC is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of MAAC with respect to confidentiality, non-disclosure or privacy, (D) jeopardize protections afforded to MAAC under the attorney-client privilege or the attorney work product doctrine or (E) in the case of any in-person access, be contrary to, or would not be reasonably practicable in light of, any action taken, or omitted to be taken, by MAAC to the extent determined to be reasonable and advisable in response to COVID-19 (provided that, in case of each of clauses (A) through (D), MAAC shall use, and shall cause the other MAAC to use, reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if MAAC or any MAAC Non-Party Affiliate, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties (or would, in light of then existing facts and circumstances, reasonably be expected to be potentially adverse parties) in a litigation or dispute and such information is or would reasonably be expected to be pertinent thereto; provided that MAAC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis, unless such written notice is prohibited by applicable Law.

(d) The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.7 and Section 5.8, prior to the Closing, none of the Parties shall, and the Parties shall cause their respective controlled Affiliates and its and their respective officers and directors not to and shall use reasonable best efforts to cause their respective other Representatives not to, issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company and MAAC; provided, however, that each Party, the MAAC Sponsor and each of their respective Representatives may issue or make, as applicable, any such press release, public announcement or other communication (i) if such press release, public announcement or other communication is required by applicable Law, in which case the disclosing Party or its applicable Representatives shall, to the extent reasonably practicable and, unless and to the extent prohibited by such applicable Law, (x) if the disclosing Person is MAAC or a Representative of MAAC, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, or (y) if the disclosing Party is the Company, Merger Sub or a Representative of any of the foregoing, reasonably consult with MAAC in connection therewith and provide MAAC with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, (ii) to the extent such press release, public announcements or other communications contain only information previously disclosed in a press release, public announcement or other communication previously made in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the MAAC Sponsor and its Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect former, current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities; provided that the recipients of such information are subject to customary confidentiality obligations prior to the receipt of such information.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and MAAC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, MAAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which Signing Filing shall be mutually agreed upon by the MAAC and the Company prior to such filing (such agreement not to be unreasonably withheld, conditioned or delayed by either MAAC or the Company, as applicable). The Company, on the one hand, and MAAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or MAAC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by MAAC and the Company prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), the Company shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and MAAC prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or MAAC, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters, in each case, as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and, for the period beginning on the date hereof until and including the Closing Date, each Party shall use commercially reasonable efforts not to take any action that would reasonably be expected to cause the Merger to fail to so qualify; provided that, for the avoidance of doubt, the Parties shall not be required to restructure, or otherwise alter the terms of, the transaction as provided for in this Agreement. The Parties have no plan or intention as of the date hereof and as of the Closing Date to take any action that would reasonably be expected to cause the Mergers to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. For two years following the Closing, (i) the Company shall use commercially reasonable efforts to cause MAAC not to liquidate (including a deemed liquidation for U.S. federal income tax purposes), and (ii) the Company’s “qualified group” (within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii)) shall use commercially reasonable efforts to use at least fifty percent (50%) of the cash and cash equivalents in the Trust Account (but not taking into account any cash acquired in connection with the PIPE Financing) as of immediately prior to the Closing (and prior to the MAAC Shareholder Redemption) (such cash and cash equivalents, the “Relevant Pre-Redemption Assets”) in the Company’s business within the meaning of Treasury Regulations Section 1.368-1(d) (such business, the “Roivant Business”); provided that if, immediately following and as a result of the MAAC Shareholder Redemption, MAAC holds less than fifty percent (50%) but at least one-third of the Relevant Pre-Redemption

Assets, then the Company’s “qualified group” (within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii)) shall use commercially reasonable efforts to use one hundred percent (100%) of the cash and cash equivalents in the Trust Account (but not taking into account any cash acquired in connection with the PIPE Financing) in the Roivant Business; provided, further, that if, immediately following and as a result of the MAAC Shareholder Redemption, MAAC holds less than one-third of the Relevant Pre-Redemption Assets, then there shall be no limitation or requirement imposed on the Company with respect to the use of MAAC’s assets under this clause (ii)); provided, further, that, for purposes of this sentence, use in the Company’s business or use in the Roivant Business shall include, without limitation, retention of Relevant Pre-Redemption Assets for future use in the business operations of members of the Company’s “qualified group”, loans of Relevant Pre-Redemption Assets to other members of the Company’s “qualified group” for current or future use of such Relevant Pre-Redemption Assets in the business operations of such members, and acquisitions of operating assets or controlling interests in operating entities in exchange for Relevant Pre-Redemption Assets, in each case, by any members of the Company’s “qualified group” (including MAAC). Each Party shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), such treatment unless (x) such Party requests that each of Kirkland & Ellis LLP and Davis Polk & Wardwell LLP provides written confirmation to the effect that the Merger is more likely than not to qualify as a reorganization within the meaning of Section 368(a) of the Code and each such law firm fails to provide such confirmation prior to the later of (A) thirty (30) days following such request is made and (B) sixty (60) days prior to the date on which the relevant Tax Return is due (taking into account applicable extensions); provided that the Parties shall provide customary factual representations to such law firm; provided, further, that, for the avoidance of doubt, the Parties shall not be required to restructure, or otherwise alter the terms of, the transaction as provided for in this Agreement; or (y) otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code.

(ii) MAAC and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that a tax opinion be prepared and submitted, MAAC and the Company shall deliver to Kirkland & Ellis LLP and/or Davis Polk & Wardwell LLP, as relevant, customary Tax representation letters reasonably satisfactory to such counsel and reasonably acceptable to the Company, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates (other than in the case of the Company, the Public Group Companies) to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or Tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Without limiting the generality of the foregoing, but subject to Section 5.5(a)(i), following the Closing, MAAC shall, and the Company shall cause MAAC to, (i) comply with the reporting requirements of Treasury Regulations Section 1.367(a)-3(c)(6) and the recordkeeping requirements of Treasury Regulations Section 1.368-3 and (ii) attach to its timely filed U.S. federal income Tax Return for the taxable year in which the Closing occurs, statements meeting the requirements specified in Treasury Regulations Sections 1.367(a)-3(c)(6) and 1.368-3(a).

(c) QEF Election. If the Company provides to any Company Shareholders information that is reasonably required in order for such Company Shareholders to make an election as contemplated by Section 1295 of the Code (and the Treasury Regulations promulgated thereunder) with respect to the Company for any year that the Company is considered a PFIC, including through provision of the Annual Information Statement described in Treasury Regulations Section 1.1295-1(g), the Company shall provide the same such information to the Pre-Closing MAAC Shareholders.

Section 5.6 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the Private Group Companies and its and their respective officers and directors not to and shall use reasonable best efforts to cause its other Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) make any filings with the SEC in connection with a public offering of any Equity Securities or other securities of the Company (or any successor or parent company of the Company), other than in connection with the transactions contemplated by, and in accordance with, this Agreement and the Ancillary Documents; or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify MAAC promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (excluding the identity of the Persons making such Company Acquisition Proposal) and (B) keep MAAC reasonably informed on a current basis of any material modifications to such offer or information.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, MAAC shall not, and shall cause MAAC Sponsor and its and their respective officers and directors not to and shall use reasonable best efforts to cause its other Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a MAAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a MAAC

Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a MAAC Acquisition Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing. MAAC agrees to (A) notify the Company promptly upon receipt of any MAAC Acquisition Proposal by MAAC, and to describe the material terms and conditions of any such MAAC Acquisition Proposal in reasonable detail (excluding the identity of any person or entity making such MAAC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any material modifications to such offer or information.

For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 5.6 shall not prohibit the Company, MAAC or any of their respective Representatives from taking any actions in the ordinary course that are not otherwise in violation of this Section 5.6 (such as answering phone calls) or informing any Person inquiring about a possible Company Acquisition Proposal or MAAC Acquisition Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 5.6.

Section 5.7 Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, MAAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of MAAC or the Company, as applicable), and the Company shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement of MAAC which will be included therein and which will be used for the MAAC Shareholders Meeting to solicit the adoption and approval of the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the MAAC Shareholder Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by MAAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of MAAC and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company, the provision of financial statements and pro forma financial statements, and any other information with respect to the Group Companies for all periods and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received), or in response to any comments or requests from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to, any comments or requests of the SEC or its staff and, in the case of the Company, provide copies of any written correspondence with the SEC; (c) promptly prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of MAAC or the Company, as applicable) any amendments or supplements to the Registration Statement / Proxy Statement in order to address comments or requests from the SEC or its staff (which amendments or supplements shall be promptly filed by the Company); (d) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (e) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. MAAC, on the one hand, and the Company and Merger Sub, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Non-Party Affiliates and their respective Representatives and, in the case of the Company, the Company

Equityholders, that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of MAAC or the Company to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(iii). In the event there is any tax opinion, comfort letter or other opinion required to be provided in connection with the Registration Statement / Proxy Statement, notwithstanding anything herein to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company or MAAC or their respective tax advisors to provide any opinion regarding the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment, unless required by applicable Securities Laws or regulations, including SEC Staff Legal Bulletin No. 19. If any Party becomes aware of any information that is, in the opinion of such Party, required or desirable to be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of MAAC, the Company, or, in the case of the Company or Merger Sub, MAAC, thereof, (ii) the Company and MAAC shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed in the case of either the Company or MAAC) an amendment or supplement to the Registration Statement / Proxy Statement, (iii) the Company shall file such mutually agreed upon amendment or supplement with the SEC and (iv) if requested by MAAC, the Parties shall reasonably cooperate in mailing such amendment or supplement to the Pre-Closing MAAC Shareholders. The Company shall as promptly as reasonably practicable advise MAAC of effectiveness of the Registration Statement / Proxy Statement, of its becoming aware of the issuance of any stop order relating thereto or the suspension of the qualification of the Company Common Shares for offering or sale in any jurisdiction, and MAAC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives or, in the case of the Company, the Company Equityholders, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8 MAAC Shareholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, (A) MAAC shall duly give notice of, and use reasonable best efforts to duly convene and hold, a meeting of its shareholders (the “MAAC Shareholders Meeting”) in accordance with the Governing Documents of MAAC (including by causing the Registration Statement / Proxy Statement to be mailed to the holders of MAAC Shares), for the purposes of obtaining the MAAC Shareholder Approval and, if applicable, any approvals related thereto and providing its applicable shareholders with the opportunity to elect to effect a MAAC Shareholder Redemption and (B) use reasonable best efforts to solicit proxies from the holders of MAAC Shares to vote in favor of each of the Transaction Proposals. Except as otherwise required by applicable Law, (i) MAAC shall, through unanimous approval of the MAAC Board, recommend (the “MAAC Board Recommendation”) to its shareholders that such shareholders approve and adopt (A) this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (B) the issuance of MAAC Shares to the PIPE Investors as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (C) each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (D) each other proposal reasonably agreed to by MAAC and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (E) a proposal for the postponement or adjournment of the MAAC Shareholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (E), collectively, the “Transaction Proposals”), and (ii) MAAC shall include the MAAC Board Recommendation in the Registration Statement / Proxy Statement. Notwithstanding the foregoing or anything to the contrary herein, MAAC may postpone or adjourn the MAAC Shareholders Meeting (and MAAC shall adjourn the MAAC Shareholder Meeting if an adjournment is reasonably requested by the Company in writing) (1) to solicit additional proxies because there are not sufficient votes to constitute the MAAC Shareholder Approval, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that MAAC (or the Company) has reasonably determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing MAAC Shareholders prior to the MAAC Shareholders Meeting or (4) if the holders of MAAC Class A Shares have elected to redeem a number of MAAC Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(d) not being satisfied; provided that, without the consent of the Company, in no event shall MAAC postpone or adjourn the MAAC Shareholders Meeting for more than fifteen (15) Business Days later than the most recently postponed or adjourned meeting or to a date that is beyond the date that is five (5) Business Days prior to the Termination Date. Except as otherwise required by applicable Law, MAAC covenants that none of the MAAC Board, MAAC or any committee of the MAAC Board shall (i) change, withdraw, withhold, qualify, amend or modify, or publicly propose to change, withdraw, withhold, qualify, amend or modify, in a manner adverse to the Company, the MAAC Board Recommendation or any other recommendation by the MAAC Board or MAAC of the proposals set forth in the Registration Statement / Proxy Statement, (ii) adopt, approve, recommend or declare advisable to the Pre-Closing MAAC Shareholders, or publicly propose to adopt, approve, recommend or declare advisable, any MAAC Acquisition Proposal or (iii) fail to include the MAAC Board Recommendation in the Registration Statement / Proxy Statement.

Section 5.9 Merger Sub Shareholder Approval. As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement (the “Merger Sub Shareholder Approval Deadline”), the Company, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger) (the “Merger Sub Shareholder Approval”).

Section 5.10 Conduct of Business of MAAC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, MAAC shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the PIPE Financing or the transactions contemplated by the Sponsor Support Agreement), as required by applicable Law, as set forth on Section 5.10 of the MAAC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement, the MAAC Warrant Agreement or the Governing Documents of MAAC;

(b) create or form any Subsidiary;

(c) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person, or make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person;

(d) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its Equity Securities;

(e) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(f) (i) incur, create or assume any indebtedness for borrowed money (other than working capital loans from the MAAC Sponsor in an amount not to exceed $3 million (it being agreed that no loans from the MAAC Sponsor or any of its Affiliates shall be converted into warrants)) or (ii) guarantee any Liability of any Person;

(g) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, MAAC or any of its Subsidiaries;

(h) issue any Equity Securities or grant any options, warrants or stock appreciation rights with respect to its Equity Securities;

(i) (i) amend, modify or renew any MAAC Related Party Transaction, other than (A) the entry into any Contract with a MAAC Related Party with respect to the incurrence of indebtedness for borrowed money permitted by Section 5.10(f) or (B) for the avoidance of doubt, any expiration or automatic extension or renewal of any Contract pursuant to its terms, (ii) enter into any Contract that would constitute a MAAC Related Party Transaction or (iii) make any material payment to any MAAC Related Party;

(j) engage in any activities or business, or incur any Liabilities, other than (i) any activities, businesses or Liabilities that are contemplated by, incurred in connection with or that are otherwise incidental or attendant to this Agreement or any Ancillary Document, the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) the engagement in any activities or businesses, or the incurrence of any Liabilities, permitted by another subsection of this Section 5.10 (as modified, for the avoidance of doubt, by Section 5.10 of the MAAC Disclosure Schedules);

(k) enter into, or amend or modify any material term of (in a manner adverse to MAAC), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Section 4.10(a) of the MAAC Disclosure Schedules (or any Contract, that if existing on the date hereof, would have been required to be listed on Section 4.10(a) of the MAAC Disclosure Schedules);

(l) enter into any collective bargaining agreement, except as required by Law;

(m) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving MAAC;

(n) make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(o) change any methods of accounting in any material respect, other than changes required by a change in GAAP or Law or that are made in accordance with PCAOB standards;

(p) enter into or amend any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;

(q) (i) establish, adopt, modify, amend or terminate any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), equity or equity-based, deferred compensation, severance, retention, bonus, incentive, retirement, retiree or post-employment welfare, vacation, and other benefit or compensatory plan, program, policy, arrangement or Contract, (ii) grant or increase (or accelerate the timing of payment or funding of) any compensation or benefits (including, without limitation, any severance or change in control or retention payments) to any employee or independent contractor or (iii) (A) hire any employee or (B) engage any individual independent contractor or consultant for fees (other than, in the case of this clause (B), for purposes related, incidental or attendant to this Agreement or any Ancillary Document, the performance or enforcement of, or compliance with, any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, purposes related, incidental or attendant to compliance with applicable Laws or applicable listing or corporate governance rules or regulations of Nasdaq or purposes related, incidental or attendant to its continuing (or similar) existence);

(r) make any Transaction Payment; or

(s) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of MAAC, and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, MAAC from using the funds held by MAAC outside the Trust Account to pay any MAAC Expenses or Liabilities of MAAC or from otherwise distributing or paying over any funds held by MAAC outside the Trust Account to the MAAC Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11 Nasdaq Listing; MAAC Public Filings.

(a) The Company shall use its reasonable best efforts (a) to cause the Company Post-Closing Common Shares issuable in accordance with this Agreement (including, for the avoidance of doubt, the Company Post-Closing Common Shares issuable in respect of MAAC Shares converted into Company Post-Closing Common Shares in the Merger) to be approved for listing on Nasdaq, subject to official notice of issuance thereof, and (b) to satisfy any applicable initial and continuing listing requirements of Nasdaq, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. MAAC shall, and shall cause its Representatives to, reasonably cooperate with the Company and its Representatives in connection with the foregoing.

(b) From and after the date hereof until the earlier of the Closing or termination of this Agreement in accordance with its terms, except as set forth on Section 5.11(b) of the MAAC Disclosure Schedules, MAAC shall (except if, in the case of any reports to be filed or furnished in connection with the transactions contemplated by this Agreement or any Ancillary Document, the Company’s breach of its applicable covenants, agreements and obligations hereunder would result in the MAAC’s inability to make such filings) use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, MAAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the holders of MAAC Class A Shares pursuant to the MAAC Shareholder Redemption, (B) pay the amounts due to the underwriters of MAAC’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to MAAC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein. From and after the date hereof until the earlier of the Closing or termination of this Agreement in accordance with its terms, MAAC shall perform all material obligations required to be performed by it under the Trust Agreement.

Section 5.13 Company Shareholder Approval. Substantially concurrently with the execution hereof, the Company has obtained and delivered to MAAC a true and correct copy of an irrevocable written consent (in the form attached hereto as Exhibit F) approving and adopting this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Company Pre-Closing Steps and the Merger) that is duly executed by the Company Shareholders that hold at least the requisite number of issued and outstanding Company Common Shares required to approve and adopt such matters in accordance with the Companies Act, the Company’s Governing Documents and the Company Shareholders Agreements (the “Company Shareholder Written Consent”).

Section 5.14 MAAC Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that, to the maximum extent permitted by applicable Law as if the Company were MAAC, (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of MAAC, as provided in the applicable MAAC Governing Documents or director and officer indemnification agreements, in substantially the form set forth in the MAAC SEC Reports, in either case, solely with respect to any matters occurring at or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) the Company will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, the Company shall advance, or caused to be advanced, expenses as provided in the applicable Governing Documents of MAAC as in effect immediately prior to the Effective Time or such indemnification agreements. The indemnification and liability limitation or exculpation provisions of the MAAC Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of MAAC (the “MAAC D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring at or prior to the Effective Time and relating to the fact that such MAAC D&O Person was a director or officer of MAAC or other person entitled to be so indemnified thereunder at or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) The Company shall not have any obligation under this Section 5.14 to any MAAC D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such MAAC D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) MAAC shall purchase, or cause to be purchased, at or prior to the Closing, and the Company shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered (whether directly, via endorsement or otherwise) by any comparable insurance policies of MAAC in effect as of the date of this Agreement with respect to matters occurring at or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby than) the coverage provided under MAAC’s directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that MAAC shall not pay a premium for such “tail” policy in excess of three-hundred percent (300%) of the most recent annual premium paid by MAAC prior to the date of this Agreement and, in such event, MAAC shall purchase or cause to be purchased the maximum coverage available for three-hundred percent (300%) of the most recent annual premium paid by MAAC prior to the date of this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, if the term of MAAC’s directors’ and officers’ liability insurance policy in effect as of the date of this Agreement expires on or prior to the Closing Date, then MAAC may renew such policy or obtain, or cause to be obtained, one or more directors’ and officers’ insurance policy(ies) that provides for coverage through October 9, 2022 on terms (with respect to coverage and amount) that are substantially the same as the coverage provided under such MAAC’s directors’ and officers’ liability policy that so expired, and all references in this clause (c) to the directors’ and officers’ liability insurance policies shall also be deemed to refer to such policy as renewed or such new policy(ies).

(d) If the Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, the Company shall use reasonable best efforts to cause the successors or assigns of the Company shall assume all of the obligations set forth in this Section 5.14.

(e) The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Company.

Section 5.15 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring at or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) the Company will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, the Company shall cause the applicable Group Companies to advance expenses as provided in the applicable Governing Documents of the Group Companies or such indemnification agreements. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the

Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company at or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of the Group Companies shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and the Company shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring at or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that the Company shall not pay a premium for such “tail” policy in excess of three-hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company shall purchase the maximum coverage available for three-hundred (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d) If the Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, the Company shall use reasonable best efforts to cause the successors or assigns of the Company shall assume all of the obligations set forth in this Section 5.15.

(e) The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Company.

Section 5.16 Post-Closing Directors.

(a) The Company shall take, or cause to be taken, all actions within its power as may be necessary or appropriate such that effective immediately after the Effective Time (i) the Company Board shall consist of a number of directors determined by the Company (upon reasonable prior consultation with MAAC) prior to the Effective Time, which shall be divided into three (3) classes, designated Class I, II and III, with each class consisting of an approximately equal number of directors determined by the Company (upon reasonable prior consultation with MAAC) prior to the Effective Time, and (ii) the members of the Company Board are the individuals determined in accordance with Section 5.16(b) and Section 5.16(c); provided that, in any event, (A) at least a majority of such directors that comprise the Company Board shall qualify as “independent directors” under the listing rules of Nasdaq immediately after the Effective Time and (B) no such determination by the Company shall affect the ability of the MAAC Designee to serve on the Board in the class of directors set forth on Section 5.16(b) of the MAAC Disclosure Schedules immediately after the Effective Time or MAAC’s rights under Section 5.16(b) or the Company’s obligations with respect thereto. At or prior to the Closing, the Company will provide the MAAC Designee with and, subject to the entry into the same by the MAAC Designee, will enter into a director indemnification agreement with the MAAC Designee, in form and substance approved by the Company Board and to be offered to all directors serving on the Company Board as of immediately following the Effective Time.

(b) The individual identified on Section 5.16(b) of the MAAC Disclosure Schedules shall be a director on the Company Board immediately after the Effective Time (provided that such individual is willing to serve and is not prohibited by applicable Law or disability from so serving), with such individual being in the class of directors set forth opposite his or her name on Section 5.16(b) of the MAAC Disclosure Schedules (the “MAAC Designee”). The MAAC Designee may be replaced by MAAC prior to the Effective Time with the prior written consent of the Company and, upon such written consent to any such replacement individual, Section 5.16(b) of the MAAC Disclosure Schedules shall automatically be deemed amended to include such replacement individual as the MAAC Designee in lieu of, and to serve in the same class of directors as, the individual so replaced; provided, however, that the Company shall not unreasonably withhold, condition or delay its consent to any individual proposed by MAAC prior to the Effective Time as a replacement if the MAAC Designee (whether the initial or any subsequent MAAC Designee) is no longer able to serve on the Company Board as a result of death or disability.

(c) The individuals identified on Section 5.16(c) of the Company Disclosure Schedules shall be directors on the Company Board immediately after the Effective Time, with each such individual being in the class of directors set forth opposite his or her name on Section 5.16(c) of the Company Disclosure Schedule (each, a “Company Designee”). The Company may replace any Company Designee with any individual after reasonably consulting with MAAC with respect to such replacement Company Designee, by giving MAAC written notice, and, upon the Company so giving written notice of the replacement of such Company Designee and after so reasonably consulting with MAAC with respect thereto, Section 5.16(c) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as a Company Designee in lieu of, and to serve in the same class of directors as, the individual so replaced. Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by MAAC, in no event shall less than at least a majority of the directors that comprise the Company Board qualify as “independent directors” under the listing rules of Nasdaq immediately after the Effective Time (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.16(c) or otherwise).

Section 5.17 PCAOB Financials.

(a) The Company shall deliver to MAAC, (i) as promptly as reasonably practicable following the date of this Agreement, subject to, in the case of clause (C), Section 5.17(b), (A) the audited consolidated balance sheet of the Company as of March 31, 2019 and March 31, 2020 and the related audited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and redeemable non-controlling interest and cash flows of the Company for the years then ended, audited in accordance with the standards of the PCAOB, (B) the audited consolidated balance sheet of the Company as of March 31, 2021 and the related audited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and redeemable non-controlling interest and cash flows of the Company for the year then ended and (C) customary pro forma financial statements (after giving effect to the transactions contemplated hereby), and (ii) as promptly as reasonably practicable following the date of the relevant financial statement or other applicable period, the other Closing Company Financial Statements. The Company will use reasonable best efforts to promptly obtain the consents of its auditors with respect to the Closing Company Financial Statements as may be required by applicable Law or requested by the SEC. The Closing Company Financial Statements (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present in all material respects the financial position, results of operation and cash flows of the Group Companies as at the date thereof and for the period indicated therein, (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and will contain an unqualified report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as their respective dates of delivery, at the time of filing of the Registration Statement / Proxy Statement and at the time of effectiveness of the Registration Statement / Proxy Statement (including Regulation S-X or Regulation S-K, as applicable).

(b) MAAC shall use its reasonable best efforts to cooperate with the Company in connection with the preparation of customary pro forma financial statements that are required to be included in the Registration Statement / Proxy Statement. Without limiting the foregoing, MAAC shall (i) reasonably assist the Company in causing to be prepared in a timely manner any financial information or statements (including customary pro forma financial statements) that involve financial information or statements of MAAC and that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18 Company Post-Closing Incentive Equity Plan; Company Post-Closing Employee Stock Purchase Plan. Prior to the effectiveness of the Registration Statement / Proxy Statement, the Company Board (a) shall approve and adopt the Roivant Sciences Ltd. Amended and Restated 2021 Equity Incentive Plan, substantially in the form attached hereto as Exhibit G, with any changes or modifications to such form as the Company and MAAC may mutually agree

(such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or MAAC, as applicable) (the “Company Post-Closing Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, and (b) may approve and adopt an employee stock purchase plan, with such terms and conditions set forth on Exhibit H and with any changes or modifications thereto as the Company and MAAC may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or MAAC, as applicable) (the “Company Post-Closing Employee Stock Purchase Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date.

Section 5.19 Company Pre-Closing Steps. The Company shall, and shall cause its Representatives to, reasonably consult with and reasonably cooperate with MAAC and its Representatives in connection with the Company Pre-Closing Steps and otherwise keep MAAC and its Representatives apprised, in reasonable detail, of the status of the Company Pre-Closing Steps. Without limiting the generality of the foregoing, (a) within a reasonable time prior to the Closing (and in any event ten (10) Business Days prior to the Closing Date), the Company shall provide, or cause to be provided, drafts of all agreements, documents and instruments related to the Company Pre-Closing Steps, and give MAAC and its Representatives a reasonable amount of time to review all such agreements, documents and instruments and shall consider in good faith all comments provided by MAAC and its Representatives and (b) none of the Group Companies shall enter into any agreement, document or instrument related to the Company Pre-Closing Steps that is not in a form and substance reasonably satisfactory to MAAC.

Section 5.20 Company Related Party Transactions. The Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to terminate at or prior to the Closing all of the agreements set forth on Section 5.20 of the Company Disclosure Schedules without any further Liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Effective Time, MAAC and its Affiliates).

Section 5.21 Conduct of Business of Merger Sub. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Merger Sub shall not take any action, engage in any activities or business, or incur any Liabilities or obligations, other than (a) those that are incident to its organization, (b) the execution of this Agreement or any Ancillary Document to which it is or will be a party, (c) those that are contemplated by this Agreement or any Ancillary Document (including the enforcement of any of its rights or the performance of any of its obligations under this Agreement or any Ancillary Documents and the consummation of the transactions contemplated hereby or thereby) or (d) those that are consented to in writing by MAAC.

Section 5.22 Notice of Certain Events. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Party shall use reasonable best efforts to promptly (after having knowledge thereof) notify the other Parties of (i) any written notice or other communication received by such Party or any of its Representatives (in their capacity as such) from any Governmental Entity of the type that would, if received prior to the execution and delivery of this Agreement, have been required to have been disclosed pursuant to any section or subsection of Article 3 or Article 4, as applicable, and (ii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, as the case may be, would reasonably be expected to cause any condition to the other Parties’ obligations to consummate the transactions contemplated hereby set forth in Article 6 not to be satisfied at any time from the date of this Agreement to the Effective Time; provided, however, that any failure by a Party to provide such notice that is not in made in bad faith shall not, in and of itself, constitute a breach or default of this Section 5.22 or a failure to satisfy the condition precedent set forth in Section 6.2(b) or Section 6.3(b), as applicable.

Section 5.23 PIPE Subscription Agreements.

(a) MAAC shall use its reasonable best efforts to (i) obtain the PIPE Financing, enforce the obligations of the PIPE Investors under the PIPE Subscription Agreements, and consummate the purchases contemplated by the PIPE Subscription Agreements, in each case, on the terms and subject to the conditions set forth in the PIPE Subscription Agreements, (ii) satisfy all conditions to the PIPE Financing set forth in the PIPE Subscription Agreements that are within its control, and (iii) satisfy and comply with its obligations under the PIPE Subscription Agreements; provided, however, that (a) MAAC shall be deemed to have satisfied its obligations under this sentence if the PIPE Financing contemplated by any underlying PIPE Subscription Agreement has been funded or will be funded on its terms substantially concurrently with the occurrence of the Closing and (b) for the avoidance of doubt, any breach, or failure to perform or comply with, any provision of a PIPE Subscription Agreement by a PIPE Investor shall not, in and of itself, be deemed to be a breach of, or failure to perform or comply with, this sentence. The Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to, cooperate with MAAC and its Representatives in connection with the matters specified in this Section 5.23. If reasonably requested by the Company, MAAC shall, to the extent it has such rights under the applicable PIPE Subscription Agreement, waive any breach of any representation, warranty, covenant or agreement under a PIPE Subscription Agreement by a PIPE Investor to the extent necessary to cause the satisfaction of the conditions to closing of the PIPE Financing set forth in the PIPE Subscription Agreements and solely for the purpose of consummating the Closing, provided that (i) any such waiver may (in MAAC’s sole discretion) be subject to, and conditioned upon, the Closing occurring and the substantially concurrent funding of such PIPE Financing, (ii) subject to, and condition upon, the Closing occurring substantially concurrent funding of the PIPE Financing, the Company also waives any such breach to the extent the Company is a third party beneficiary of the provision that was so breached and (iii) any such waiver shall be subject to the rights of the placement agent, as applicable, under such PIPE Subscription Agreement with respect to such waiver.

(b) MAAC shall not amend, modify or waive any provisions of any PIPE Subscription Agreement without the prior written consent of the Company; provided that any amendment, modification or waiver that is solely ministerial in nature or otherwise immaterial, and, in each case, that does not affect any economic or any other material term, shall not require the prior written consent of the Company, so long as MAAC has provided to the Company no less than two (2) Business Days written notice of such amendment, modification or waiver, it being understood, but without limiting the foregoing, that it shall be deemed material if any amendment, modification or waiver (i) reduces the amount of the PIPE Financing available under such PIPE Subscription Agreement or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the PIPE Financing under such PIPE Subscription Agreement.

(c) MAAC shall (i) promptly notify the Company upon having knowledge of any material breach or default under, or termination of, any PIPE Subscription Agreement (including any refusal or repudiation by any PIPE Investor with respect to its obligation and/or ability to provide the full financing contemplated by the applicable PIPE Subscription Agreement), (ii) prior to delivering any written notice to a PIPE Investor with respect to any PIPE Subscription Agreement, deliver such written notice to the Company for its prior review and consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) promptly, and in any event, within two (2) Business Days following the Company’s reasonable request, deliver the Closing Notice (as defined in the PIPE Subscription Agreements) to the PIPE Investors if conditions to the delivery of such notice under the PIPE Subscription Agreement have been satisfied and all of the conditions to the Closing set forth in Article 6 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but that would, as of such date, reasonably be expected to be satisfied if the Closing were to occur).

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by MAAC and the Company of the following conditions:

(a) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, in each case (x) in the United States or any other jurisdiction in which the Group Companies conduct material operations or (y) that is otherwise material, in each case, preventing the consummation of the transactions contemplated by this Agreement, shall be in effect;

(b) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(c) the Required MAAC Shareholder Approval shall have been duly obtained;

(d) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, the Company shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and the Company shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the Company Post-Closing Common Shares (including the Company Post-Closing Common Shares to be issued hereunder and under the Ancillary Documents) shall have been approved for listing on Nasdaq; and

(e) after giving effect to the transactions contemplated hereby (including the PIPE Financing), the Company shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

Section 6.2 Other Conditions to the Obligations of MAAC. The obligations of MAAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by MAAC of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of such earlier date), (ii) the representation and warranty set forth in Section 3.8(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) (provided, however, that this clause (ii) shall be deemed to be satisfied if no Company Material Adverse Effect is continuing as of the Closing Date), (iii) the Company Additional Capitalization Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) as of such earlier date), except where the failure of such representations and warranties to be true and correct would not be material to the Group Companies, taken as a whole, and (iv) the representations and warranties of the Company and Merger Sub set forth in Article 3 (other than the Company Fundamental Representations and the Company Additional Capitalization Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct would not have a Company Material Adverse Effect;

(b) the Company and Merger Sub shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company and Merger Sub under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) as of immediately after the Effective Time, the Company Board shall include the MAAC Designee, as determined pursuant to Section 5.16(b);

(e) the Company Pre-Closing Steps shall have been consummated on the Closing Date prior to the Effective Time in accordance with the applicable terms of this Agreement;

(f) the waiting period under the HSR Act with respect to the Notification and Report Form to be filed by the MAAC Sponsor as an acquiring person (as that term is defined by 16 C.F.R. 801.2) in connection with the transactions contemplated by this Agreement shall have expired or been terminated; and

(g) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to MAAC a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to MAAC.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) the MAAC Fundamental Representations shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) (provided, however, that the representation and warranty set forth in Section 4.9 shall be deemed to be true and correct in all material respects as of the Closing Date for purposes of this clause (i) if no MAAC Material Adverse Effect is continuing as of the Closing Date), and (ii) the representations and warranties of MAAC (other than the MAAC Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “MAAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “MAAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct would not have a MAAC Material Adverse Effect;

(b) MAAC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no MAAC Material Adverse Effect has occurred that is continuing;

(d) the Aggregate Trust Account Proceeds shall be equal to or greater than $210,000,000;

(e) the MAAC Sponsor shall have complied in all material respects with its covenants and agreements required to be performed or complied with by it under the Sponsor Support Agreement at or prior to the Closing;

(f) at or prior to the Closing, MAAC shall have delivered, or caused to be delivered, the following documents to the Company:

(i) a certificate duly executed by an authorized officer of MAAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) a certificate prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in MAAC is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of MAAC and the Company;

(b) by MAAC, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company or Merger Sub has failed to perform any covenant or agreement on the part of the Company or Merger Sub set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) would not (assuming that the Closing occurred as of such date) be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by MAAC and (ii) the Termination Date; provided, however, that MAAC is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied (assuming that the Closing occurred as of such date);

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if MAAC has failed to perform any covenant or agreement on the part of MAAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) would not (assuming that the Closing occurred as of such date) be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to MAAC by the Company and (ii) the Termination Date; provided, however, that none of the Company or Merger Sub is then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied (assuming that the Closing occurred as of such date);

(d) by either MAAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to November 30, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to MAAC if MAAC’s breach under this Agreement or any Ancillary Document to which it is a party shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s or Merger Sub’s breach under this Agreement or any Ancillary Document to which such Person is a party shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either MAAC or the Company, if any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f) by either MAAC or the Company if the MAAC Shareholders Meeting has been held (including following any adjournment or postponement thereof), has concluded, MAAC’s shareholders have duly voted and the Required MAAC Shareholder Approval was not obtained; or

(g) by MAAC, if the Company does not deliver, or cause to be delivered to MAAC, the Merger Sub Shareholder Approval in accordance with Section 5.9 on or prior to the Merger Sub Shareholder Approval Deadline.

Section 7.2 Effect of Termination. Except for a termination pursuant to Section 7.1(a), any termination of this Agreement pursuant to Section 7.1 will be effective (subject to the cure periods (if any) provided above) immediately upon the delivery of a valid written notice of the terminating Party to the Company (if the terminating Party is MAAC) or MAAC (if the terminating Party is the Company). In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent, with respect to Article 1, related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud or (ii) any Person’s Liability under any PIPE Subscription Agreement, the Confidentiality Agreement, any Transaction Support Agreement or the Sponsor Support Agreement to which such Person is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement shall terminate at the earlier of (a) the Effective Time and (b) the termination of this Agreement in accordance with its terms, except for (i) in the case of clause (a), those covenants and agreements that, by their terms, expressly contemplate performance after the Effective Time, which covenants and agreements shall so survive the Effective Time in accordance with their terms, and (ii) in the case of clause (b), those covenants and agreements that expressly survive termination of this Agreement pursuant to Section 7.2.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of MAAC and the Company; provided, however, that to the extent any such assignment following the Closing relates to any of the Company’s obligations under Section 5.14, such assignment shall, unless otherwise agreed to in writing by the MAAC Sponsor (not to be unreasonably withheld, conditioned or delayed), and except for an assignment of the type described in clause (d) thereof in connection with a sale of all or substantially all of the Company’s assets or businesses, only be effective to the extent such obligations are actually performed or discharged. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by MAAC and the Company; provided, however, that any such amendment or modification prior to the Closing with respect to Section 6.2(f) or following the Closing with respect to Section 5.14, the proviso in the first sentence of Section 8.2, this Section 8.3, Section 8.9, Section 8.13 or Section 8.14, in each case, solely as and to the extent related to the MAAC Sponsor or any of the MAAC Non-Party Affiliates (collectively, the “MAAC Sponsor Specified Provisions”) shall also require the written consent of the MAAC Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) If to MAAC, to:

Montes Archimedes Acquisition Corp.

724 Oak Grove, Suite 130

Menlo Park, CA 94025

Attention: Maria Walker

E-mail: maria@patientsquarecapital.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Michael E. Weisser, P.C.

        Ryan Brissette

E-mail: michael.weisser@kirkland.com

   ryan.brissette@kirkland.com

(b) If to the Company or Merger Sub, to:

Roivant Sciences Ltd.

Suite 1, 3rd Floor,

11-12 St. James’s Square,

London SW1Y 4LB,

United Kingdom

Attention: Matthew Gline

E-mail: matthew.gline@roivant.com

   legalnotices@roivant.com

with a copy (which shall not constitute notice) to:

Roivant Sciences, Inc.

151 West 42nd Street, 15th Floor

New York, NY 10036

Attention: General Counsel

E-mail: jo.chen@roivant.com

-and-

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Derek Dostal

   Brian Wolfe

   Lee Hochbaum

E-mail: derek.dostal@davispolk.com

   brian.wolfe@davispolk.com

   lee.hochbaum@davispolk.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware (except that the Bermuda Companies Act 1981 shall also apply to the Company Pre-Closing Steps).

Section 8.6 Fees and Expenses. All fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that the Parties intend for all unpaid fees and expenses at the Closing required to be paid by MAAC pursuant to this Section 8.6 to be paid by MAAC from a bank account opened by MAAC LLC (as defined in Section 4.6(c) of the MAAC Disclosure Schedules), assuming that MAAC LLC is formed prior to Closing and such a bank account is opened, and otherwise from a bank account specified by MAAC (it being understood and agreed that in no event shall this proviso result in a failure of any condition to Closing set forth in Article 6); provided further that, for the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Company Expenses and MAAC shall pay, or cause to be paid, all MAAC Expenses.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and the Parties acknowledge that each Party and its counsel has reviewed and participated in the drafting of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and no rule of strict construction, presumption or burden of proof favoring or disfavoring a Party shall be applied against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits hereto, and not to any particular provision, section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) all monetary figures used herein, including references to “$” or “dollar” or “US$,” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) any reference to a date or time shall be deemed to be such date or time in New York, New York; (j) references from or through any date mean from and including or through and including such date, respectively; (k) the word

“extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (l) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (m) the words “provided,” “made available,” “delivered” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to MAAC, any documents or other materials posted to the electronic data room located at https://wwwna.dfsvenue.com/cardhub.aspx under the project name “Project Rhine” as of 8:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (n) all references to any Law will be to such Law as amended, supplemented, consolidated, replaced or otherwise modified or re-enacted from time to time and shall include all regulations and rules promulgated thereunder; (o) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement); (p) any reference to “MAAC” in this Agreement shall mean and refer to the “Surviving Company” from and after the Effective Time; (q) whenever any other word derived from a defined term shall be used in this Agreement, such derived word shall have the meaning correlative to such defined term (e.g., “controlled” or “controlling” shall have the meaning correlative to “control”); (r) the phrase “ordinary course of business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice, subject to, other than in the case of any action taken, or omitted to be taken, of the type that would, if taken during the period from the date of this Agreement until the Closing (and regardless of whether taken prior to, at or after the date hereof), require the consent of MAAC pursuant to any Company Specified Interim Operating Covenants, any action taken, or omitted to be taken, by any Group Company to the extent determined by a Group Company to be reasonable and advisable in response to COVID-19; and (s) the phrase “consistent with past valuation practices” shall mean (i) with respect to any equity incentive awards of any Private Group Company (other than any Company CVAR Award) that has an exercise price, an exercise price at or above fair market value and (ii) with respect to all Equity Securities of the Company or any other Private Group Company (other than equity incentive awards described in the preceding clause (i)), an issuance or grant with a value at or above fair market value (with such fair market value, in the case of each of clause (i) and (ii), determined by reference to, among other things, the Company’s most recent equity financing or third-party valuations). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules (including the Company Disclosure Schedules and the MAAC Disclosure Schedules), or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Any capitalized term(s) used in any Exhibits and Schedules (including the Company Disclosure Schedules and the MAAC Disclosure Schedules) annexed hereto or referred to herein but not otherwise defined therein shall have the meaning ascribed to such term(s) in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the MAAC Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the MAAC Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of

Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the MAAC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15, the two subsequent sentences of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The MAAC Sponsor shall be an express third-party beneficiary of Section 5.14, Section 6.2(f), Section 8.2, Section 8.3, Section 8.13, this Section 8.9 and the last sentence of Section 5.4(a). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9.

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of MAAC. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the date hereof (in the case of the representations and warranties of the Company and Merger Sub set forth in Article 3) or as of the applicable determination date (in the case of any covenants or agreements set forth herein), the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “to MAAC’s knowledge” and “to the knowledge of MAAC” and any derivations thereof shall mean as of the date hereof (in the case of the representations and warranties of MAAC set forth in Article 4) or as of the applicable determination date (in the case of any covenants or agreements set forth herein), the actual knowledge of the individuals set forth on Section 8.12(b) of the MAAC Disclosure Schedules. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the MAAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any MAAC Non-Party Affiliate (each, a “Non-Party Affiliate”) party thereto on the terms and subject to the conditions thereunder, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the MAAC Non-Party Affiliates, in the case of MAAC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) without limiting the generality of the foregoing, none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

Section 8.14 Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of MAAC set forth herein, (b) waive any inaccuracies in the representations and warranties of MAAC set forth herein or (c) waive compliance by MAAC with any of the agreements or conditions set forth herein. MAAC may (i) extend the time for the performance of any of the obligations or other acts of the Company or Merger Sub set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company or Merger Sub set forth herein or (iii) waive compliance by the Company or Merger Sub with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. Notwithstanding the foregoing or anything to the contrary in this Agreement, any extension or waiver following the Closing with respect to any MAAC Sponsor Specified Provision or, prior to the Closing, Section 6.2(f) shall also require the prior written consent of the MAAC Sponsor.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY

SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.18 Trust Account Waiver.

(a) Reference is made to the final prospectus of MAAC, filed with the SEC (File No. 333-248802) on October 9, 2020 (the “Prospectus”). The Company and Merger Sub each acknowledges and agrees and understands that MAAC has established one or more trust accounts (collectively, the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the holders of MAAC Class A Shares, and MAAC may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of MAAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Merger Sub each hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, Merger Sub or any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between MAAC or any of its Representatives, on the one hand, and the Company, Merger Sub or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company and Merger Sub each, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom to the holders of MAAC Class A Shares or in respect of deferred underwriting commissions from the IPO) now or in the future as a result of, or arising out of, any negotiations, or Contracts with MAAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom to the holders of MAAC Class A Shares or in respect of deferred underwriting commissions from the IPO) for any reason whatsoever (including for an alleged breach of any agreement with MAAC or its Affiliates).

(b) Notwithstanding Section 8.18(a), Section 8.18(a) shall not serve to limit or prohibit (and the Trust Account Released Claims shall not include) the Company’s right to pursue a claim against (i) MAAC under, and on the terms and subject to the conditions in, this Agreement or under, and on the terms and subject to the conditions in, any Ancillary Document to which it and MAAC is a party or (ii) any other party to an Ancillary Document to which it is a party under, and on the terms and subject to the conditions in, such Ancillary Document, in the case of either the foregoing clause (i) or (ii), for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief to the extent not prohibited by this Agreement or such Ancillary Document (including a claim for MAAC to specifically perform its obligations under this Agreement pursuant to Section 8.17). If the terms of the Confidentiality Agreement or any Ancillary Document conflicts with the terms of this Section 8.18(b), the terms of this Section 8.18(b) shall govern and control to the extent of such conflict.

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

MONTES ARCHIMEDES ACQUISITION CORP.

By:	/s/ Maria C. Walker
Name:	Maria C. Walker
Title:	Chief Financial Officer

ROIVANT SCIENCES LTD.

By:	/s/ Marianne Romeo
Name:	Marianne Romeo
Title:	Head, Global Transactions & Risk Management

RHINE MERGER SUB, INC.

By:	/s/ Matthew Gline
Name:	Matthew Gline
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]